Exhibit 10.21

SUBLEASE
1.    Sublease. This Sublease (“Sublease”) is entered into effective as of April 8, 2020 (“Effective Date”) by and between GENOMIC HEALTH, INC., a Delaware corporation (“Sublandlord”), and PULMONX CORPORATION, a Delaware corporation (“Subtenant”).
Pursuant to that certain Lease, dated as of December 27, 2019, by and between HCP LS Redwood City, LLC, a Delaware limited liability company, as “Landlord” (“Master Landlord”), and Sublandlord, as “Tenant” (“ Master Lease”), Master Landlord leases to Sublandlord, and Sublandlord leases from Master Landlord, certain premises, consisting of approximately twenty-five thousand two hundred fifty-four (25,254) rentable square feet of space (“Master Lease Premises”), consisting of the entire approximately 25,254 square foot building located at 200 Chesapeake Drive, Redwood City, California and shown on Exhibit A attached to the Master Lease (“Building”). The Master Lease Premises are more particularly described in the Master Lease, a copy of which is attached hereto as Exhibit A and made a part hereof.
Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, a portion of the Master Lease Premises, consisting of approximately eight thousand ninety-one (8,091) rentable square feet, as more particularly shown on Exhibit B attached hereto (“Sublease Premises”).
2.    Subordination; Default; Provisions Constituting Sublease.
2.1    Subordination. This Sublease is subject and subordinate to all of the terms and conditions of the Master Lease, and to any and all liens, encumbrances and/or other matters to which the Master Lease may be subject and subordinate in accordance with its terms. With respect to the Sublease Premises (and other portions of the Project (as defined in the Master Lease) in which Subtenant shall have an interest pursuant to this Sublease), Subtenant shall observe and perform all of the obligations of Sublandlord, as “Tenant” under the Master Lease, which are incorporated by reference into this Sublease. Subtenant hereby agrees and warrants that Subtenant has reviewed the terms and conditions of the Master Lease.
2.2    Default Under Master Lease. Subtenant covenants and agrees to refrain from doing or causing to be done, or permitting any act to be done, which would constitute a default under the Master Lease, or might cause the Master Lease or the rights of Sublandlord as “Tenant” under the Master Lease to be terminated or surrendered, or which would or might make Sublandlord liable for any damages, claims or penalty. Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all liability, costs, damages, claims, demands and expenses, including, without limitation, attorneys’ fees and costs, arising out of Subtenant’s failure to comply with, observe or perform (i) Subtenant’s obligations under this Sublease and/or (ii) the obligations on the part of the “Tenant” to be performed under the Master Lease, with respect to the Sublease Premises (and other portions of the Project (as defined in the Master Lease) in which Subtenant shall have an interest pursuant to this Sublease) , as such obligations are incorporated by reference into this Sublease. Notwithstanding anything in this Sublease to the contrary, Subtenant agrees that Sublandlord shall have no liability to Subtenant as a consequence of Master Landlord’s failure or delay in performing its obligations under the Master Lease. Subtenant’s obligations hereunder, including, without limitation, the obligation of Subtenant to pay Rents (as defined in Section 5 below), shall not be impaired nor shall the performance thereof be excused because of any failure or delay on Master Landlord’s part in performing its obligations under the Master Lease. Under no circumstances shall Subtenant have the right to require performance by Sublandlord of Master Landlord’s obligations. In the event of the termination of Sublandlord’s interest as Tenant under the Master Lease for any reason, then this Sublease shall terminate concurrently therewith, without any liability of Sublandlord to Subtenant unless such termination arises from Sublandlord’s default under the Master Lease (not caused or triggered by any default or breach hereunder by Subtenant) or Sublandlord’s voluntary surrender of the Master Lease Premises to Master Landlord in violation of the terms of this Sublease or Sublandlord’s termination of the Master Lease in violation of the terms of this Sublease. If the Master Lease terminates as a result of a default or breach by Sublandlord under the Master Lease (which default or breach by Sublandlord is not caused or triggered by a breach or default by Subtenant hereunder), then Sublandlord shall be liable to Subtenant for the direct damages (and not any special, punitive or consequential damages) suffered by Subtenant as a result of such termination.
2.3    Provisions Constituting Sublease. All of the terms and conditions contained in the Master Lease are hereby incorporated into this Sublease by reference and made a part of this Sublease as though set forth in full herein, except for (A) the following provisions of the Master Lease: the Summary of Basic Lease Provisions and all references to the Summary in the Lease, the first (1st) sentence of Section 1.1.2, the phrase “as set forth in Section 2.2 of the Summary” in Section 1.2 (which shall instead be deemed to be “8,091 rentable square feet”), the second (2nd) and fifth (5th) through eighth (8th) sentences, inclusive, of Section 2.1, Section 2.2, the first (1st) sentence of Section 3, the phrase “set forth in Section 7 of the Summary” in Section 5.1, Section 5.3.1.1 (with respect to any obligation to complete and deliver an Environmental Questionnaire unless required by Master Landlord), Section 5.3.1.4.3, Section 5.3.7 (except that Sublandlord agrees to deliver or make available to Subtenant, without representation or warranty, any and all laboratory and/or Hazardous Materials reports, including Hazardous Materials closure reports, if any, Sublandlord receives from Master Landlord unless Sublandlord is precluded from delivering or making available the same to Subtenant due to any confidentiality obligation imposed on Sublandlord by Master Landlord), Section 7.5, the penultimate sentence of Section 8.1, Article 14 (except for the first (1st) sentence of Section 14.1), the first (1st) sentence of Section 18, the phrase “set forth in Section 8 of the Summary” in Section 21 (which shall instead be deemed to be “of $44,662.32”), Article 23, the phrase “the amount of parking set forth in Section of the Summary” in Article 28 (which shall instead be deemed to be “twenty-four (24) unreserved spaces”), Section 29.13, Section 29.18, Section 29.24, Section 29.32, and (B) Exhibit A, Exhibit B (and all references in the Master Lease to the Tenant Work Letter), Exhibit F, all of which provisions and exhibits are hereby expressly excluded from the incorporation by reference effected pursuant to this grammatical paragraph above.
For purposes of this Sublease, with respect to those sections of the Master Lease incorporated into this Sublease: (i) all references to “Master Landlord” and “Tenant” shall be deemed to be references to “Sublandlord” and “Subtenant,” respectively; (ii) all references to the “Lease” shall be deemed to be references to this “Sublease;” (iii) all references to the “Premises” shall be deemed to be references to the “Sublease Premises;” (and all references to the description of the Premises in Exhibit A of the Master Lease shall be deemed to be references to the Sublease Premises shown in Exhibit B attached hereto); (iv) all reference to “Tenant’s Share” shall be deemed to be to be references to the “Subtenant’s Share” described in Section 5.3 below; and (v) all references to “Base Rent” shall be deemed to be references to the “Base Rent” described in Section 5.2 below. The foregoing notwithstanding:
(a)    With respect to any work, services, maintenance, repairs, replacements, restoration, insurance or any other obligation or covenant on the part of the “Landlord” to be performed or observed under the Master Lease, the sole obligation of Sublandlord shall be to promptly request in writing Master Landlord’s performance or observance of the same following Sublandlord’s receipt of Subtenant’s reasonable written request to do so (provided that Subtenant shall have set forth in such written request, in reasonable detail, the nature of (and circumstances surrounding) Master Landlord’s default under the Master Lease), and to use Sublandlord’s commercially reasonable efforts (at no out-of-pocket cost or expense to Sublandlord) to obtain the Master Landlord’s performance or observance (provided, however, that “commercially reasonable efforts” shall not include legal action against Master Landlord for its failure to so perform or observe). Any reference to “Master Landlord” in those sections of the Master Lease dealing with the work, services, maintenance, repairs, replacements, restoration, insurance or any other obligation or covenant on the part of the “Master Landlord” to be performed under the Master Lease shall be deemed to refer to Master Landlord only. Sublandlord shall have no liability to Subtenant with respect to (a) any representations and warranties made by Master Landlord under the Master Lease; (b) any indemnification, defense or hold harmless obligations of Master Landlord under the Master Lease or other obligations or liabilities of Master Landlord under the Master Lease with respect to compliance with laws, the condition of the Premises (as defined in the Master Lease (including the Sublease Premises)) or hazardous materials, and (c) Master Landlord’s repair, maintenance, replacement, restoration, upkeep, insurance or other obligations under the Master Lease, regardless of whether the incorporation of one or more provisions of the Master Lease into this Sublease might otherwise operate to make Sublandlord liable and/or responsible for the performance and/or observance thereof. Without limiting the generality of the foregoing, any and all references to the obligations of “Landlord” in Section 1.1.1, Section 4.4.1 (concerning the preparation of the Statement referred to therein), Section 4.4.2 (concerning the delivery of the Estimate Statement), Section 7.1.1, Section 7.4, Section 7.5, Section 10.2, Article 11, Article 24, and Section 29.29.2 of the Master Lease shall be deemed to mean and refer only to Master Landlord;
(b)    all references to the rights of “Landlord” in Article 5 of the Master Lease, and Sections 6.4, Section 8.1, Section 27 and Section 29.31 of the Master Lease shall mean and refer to both Sublandlord and Master Landlord hereunder;
(c)    the insurance carried by Subtenant pursuant to Article 10 of the Master Lease (as incorporated by reference into this Sublease) shall name both Master Landlord and Sublandlord (and all of their respective related and/or designated parties as provided in the Master Lease) as additional insureds and loss payees, as applicable;
(d)    any non-liability, release, waiver, indemnity or hold harmless provision in the Master Lease for the benefit of Master Landlord that is incorporated by reference into this Sublease shall be deemed to inure to the benefit of Sublandlord, Master Landlord, and any other person (respectively) intended to benefited by such provision(s), provided that in the event of any conflict between such provisions and the express provisions of this Sublease, the express provisions of this Sublease shall control; it being understood and agreed that Section 29.13 of the Master Lease shall not be applicable to this Sublease;
(e)    with respect to any non-monetary obligation of Subtenant to be performed under this Sublease, whenever the Master Lease grants to Sublandlord a specified number of days to perform its corresponding obligations under the Master Lease, except as otherwise provided herein, Subtenant shall have two (2) fewer days to perform the obligation, including, without limitation, curing any such non-monetary defaults;
(f)    Notwithstanding any other provision of this Sublease to the contrary, in the event of a breach of this Sublease by Subtenant that may cause a default under the Master Lease, Sublandlord may, in addition to all other remedies and rights available to Sublandlord at law or in equity or under this Sublease, at Subtenant’s expense and after notice to Subtenant, take such action as may reasonably be required to prevent such matter from maturing into a default under the Master Lease, and Subtenant shall pay such expenses so incurred by Sublandlord within ten (10) days after written demand from Sublandlord;
(g)    Under no circumstances shall Tenant assign or sublease any of its rights or obligations under this Sublease or any interest in the Sublease Premises to any third party without Sublandlord’s consent (which may be given or withheld in Sublandlord’s sole and absolute discretion). The first sentence of Section 14.1 of the Master Lease is incorporated into this Sublease by reference and

Sublandlord’s consent to any Transfer by Subtenant pursuant to such first sentence of Section 14.1 may be given or withheld in Sublandlord’s sole and absolute discretion.
(h)    Subtenant’s obligation to maintain and repair the Building Systems, including HVAC, main electrical, plumbing and fire/life-safety systems pursuant to Section 7.2 of the Master Lease incorporated herein by reference shall be only with respect to those Building Systems, including HVAC, main, electrical, plumbing and fire/life safety systems, that exclusively serve the Sublease Premises (and not any Building Systems that serve the Reserved Premises (defined in Section 2.4(b) below).
(i)     In confirmation of the incorporation by reference of Section 29.22 of the Master Lease, BY INITIALING BELOW, THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND SECTION 29.22 OF THE MASTER LEASE, AND ACCEPT THAT, TO THE EXTENT WAIVER OF A JURY TRIAL IS PERMITTED BY LAW, THEY ARE GIVING UP THE RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY SUBLANDLORD OR SUBTENANT AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, SUBTENANT’S USE OR OCCUPANCY OF THE SUBLEASE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.
Sublandlord’s Initials:   /s/ SC                              Subtenant’s Initials:   /s/ DS
(j)    Under no circumstances shall Subtenant be liable for any third party losses, costs, claims, liabilities and/or damages (including attorneys’ and consultants’ fees) arising out of any Hazardous Materials that exist in, on or about the Project as of the Effective Date of this Sublease. Sublandlord shall indemnify, defend, protect and hold harmless Subtenant from and against all third party losses, costs, claims, liabilities and/or damages (including attorneys’ and consultants’ fees) to the extent arising out of any Hazardous Materials Released (as defined in Section 5.3.1.1 of the Master Lease) by Sublandlord. Sublandlord’s obligations under the immediately preceding sentence shall survive the expiration or earlier termination of this Sublease.
Those provisions incorporated into this Sublease from the Master Lease, together with the provisions set forth in this Sublease, shall be the complete terms and conditions of this Sublease. Unless otherwise defined herein, capitalized terms used in this Sublease shall have the meanings ascribed to them in the Master Lease.
2.4     Sublandlord Covenants.
(a) Sublandlord shall pay, when and as due, all Base Rent, Additional Rent and other charges payable by Sublandlord to Master Landlord under the Master Lease.
(b) Sublandlord shall perform its covenants and obligations under the Master Lease which do not require for their performance possession of the Sublease Premises and which are not otherwise to be performed hereunder by Subtenant, including, without limitation, performing all obligations of the “Tenant” under the Master Lease with respect to Sublandlord’s occupancy of the portion of the Master Lease Premises that does not include the Sublease Premises (the “Reserved Premises”). For example, Sublandlord shall at all times keep in full force and effect all insurance required to be maintained by Tenant under the Master Lease.
(c) Sublandlord covenants that it will maintain the Master Lease during the entire Sublease Term, subject, however, to any earlier termination of the Master Lease without the fault of

Sublandlord, and to comply with or perform or cause to be performed Sublandlord’s obligations with respect to the Reserved Premises and with any obligations with respect to the Sublease Premises not assumed by Subtenant hereunder (collectively, “Sublandlord’s Remaining Obligations”). Sublandlord hereby covenants (1) not to voluntarily surrender the Master Lease to Master Landlord as to the Sublease Premises (except as expressly permitted under this Section 2.4(c) below), and (2) not enter into any amendment or other agreement with respect to the Master Lease which will prevent or adversely affect Subtenant’s use of the Sublease Premises in accordance with the terms of this Sublease, increase Subtenant’s obligations or decrease Subtenant’s rights under this Sublease, shorten the term of this Sublease or increase the rental or any other sums Subtenant is required to pay under this Sublease. Subtenant hereby agrees and acknowledges that, subject to the terms and conditions of this Section 2.4(c) below, Sublandlord shall have the right, in Sublandlord’s sole and absolute discretion, to voluntarily terminate the Master Lease and surrender the Master Lease Premises to Master Landlord at any time during the Sublease Term, in which event this Sublease, and Sublandlord’s obligations under this Sublease, shall terminate as of the effective date of the termination of the Master Lease and Sublandlord shall in no event be liable to Subtenant as a result thereof. Except in the event Sublandlord elects to terminate the Master Lease due to a breach or default by Master Landlord or due to damage or destruction or condemnation of the Master Lease Premises, or applicable portion thereof, pursuant to the terms of Sections 11.2 or 13 of the Master Lease (in which event this Sublease shall automatically terminate concurrently with the termination of the Master Lease and Master Landlord shall have no obligation to allow Subtenant to attorn to Master Landlord as provided below), Sublandlord’s right to voluntarily terminate the Master Lease in accordance with the preceding sentence is conditioned upon Master Landlord’s agreement, as of the effective date of any such termination of the Master Lease, to continue this Sublease with the same force and effect as if Master Landlord, as lessor, and Subtenant, as lessee, had entered into a lease as of such effective date for a term equal to the then unexpired term of this Sublease and containing the same terms and conditions as those contained in this Sublease. In such event, (A) Subtenant shall attorn to Master Landlord and, from and after the effective date of any such termination of the Master Lease, Master Landlord and Subtenant shall have the same rights, obligations and remedies under this Sublease as existed between Sublandlord and Subtenant hereunder prior to such effective date, respectively, except that in no event shall Master Landlord be (a) liable for any act or omission of Sublandlord, (b) subject to any offsets or defenses which Subtenant had or might have against Sublandlord, (c) bound by any rent, additional rent or other payment paid by Subtenant to Sublandlord in advance, nor obligated to recognize, or liable in any way for, any security deposit delivered by Subtenant to Sublandlord or (d) bound by any amendment to this Sublease not consented to by Master Landlord, and (B) Sublandlord shall transfer the Security Deposit, or unapplied portion of the Security Deposit, and any prepaid rent to Landlord.
(d) Sublandlord represents and warrants that it has full power and authority to enter into this Sublease, subject to the consent of the Master Landlord.
3.    Sublease Premises.
3.1    Condition of Sublease Premises; Vacation and Surrender. Subtenant agrees and warrants that it has inspected the Sublease Premises and the suitability of the same for Subtenant’s purposes and Subtenant hereby accepts the Sublease Premises in its present, “as-is” condition, with all faults and without representation or warranty by Sublandlord as to the condition of the Building and/or Sublease Premises, or as to the suitability of the same for the Subtenant’s intended use or occupancy. Subtenant does hereby waive and disclaim any objection to, causes of action based upon, or claim that its obligations hereunder should be reduced or limited because of, the condition of the Building and/or Sublease Premises, or the suitability of the same for Subtenant’s use or occupancy. Subtenant acknowledges that neither Sublandlord nor any agent nor any employee of Sublandlord has made any representations or warranties with respect to the Building and/or Sublease Premises, or with respect to the suitability of the same for the conduct of Subtenant’s business. The taking of possession of the Sublease Premises by Subtenant shall conclusively establish that the Building and Sublease Premises were at such time in satisfactory condition. Subtenant hereby agrees and acknowledges that, other than the obligation to deliver the Sublease Premises in vacant and “broom-clean” condition, Sublandlord shall have no obligation whatsoever to perform any work in, or construct or make any alterations or improvements to, the Sublease Premises (or to provide Subtenant any allowance or contribution toward the cost of any such work, alterations or improvements).
Notwithstanding the foregoing, Sublandlord shall deliver the Sublease Premises to Subtenant vacant of all occupants and personal property, and clean and free of debris. Further, Sublandlord represents and warrants to Subtenant that, to Sublandlord’s actual knowledge as of the Effective Date, the Building’s systems, including HVAC, electrical, plumbing, fire alarm and roof (collectively, the “Building Systems”), are in good operating condition and repair. The phrase “to Sublandlord’s actual knowledge” shall mean the current actual knowledge of Rick Sage, Director of Lease Administration and Projects, as of the Effective Date of this Sublease, without any investigation or duty of inquiry, and without any knowledge of any other person being imputed to Rick Sage. Neither Sublandlord nor Rick Sage shall be charged with constructive, inquiry, imputed or deemed knowledge. In the event of any breach of any representation or warranty of Sublandlord set forth herein, Subtenant agrees that Rick Sage shall not be personally liable for any damages, losses, liabilities, claims, costs or expenses suffered or incurred by Subtenant in connection with such breach of such representation or warranty.
On or before the expiration or earlier termination of this Sublease, Subtenant shall (A) remove all of its furniture, trade fixtures and other personal property from the Sublease Premises and (B) vacate and surrender the Sublease Premises to Sublandlord in the condition required under the Master Lease, it being the intent of Sublandlord and Subtenant that Subtenant shall in no event be liable for any removal, restoration and/or reconfiguration obligations of “Tenant” arising under the Master Lease upon the expiration or earlier termination thereof with respect to any Tenant Improvements made by Sublandlord. However, on or before the expiration or sooner termination of this Sublease, Subtenant shall perform, at Subtenant’s sole cost and expense, any and all work relating to the removal of any alterations, additions or improvements installed in the Sublease Premises by Subtenant or any of its agents, employees, affiliates, contractors, subcontractors, licensees, sublessees or other representatives, including, without limitation, any and all restoration work relating to the area(s) affected thereby (to place such area in the condition it was in immediately prior to the undertaking of such alteration, addition or improvement), to the extent any such work is required by the Master Lease, Master Landlord and/or Sublandlord. If the Sublease Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for, and shall indemnify Sublandlord in connection with, any and all costs incurred by Sublandlord to return the Sublease Premises to the required condition. To the extent Sublandlord constructs any of its own Tenant Improvements in the Sublease Premises, Subtenant shall not remove or alter in any manner the same, and neither shall Subtenant be responsible for the restoration of the Sublease Premises with respect to any Tenant Improvements made by Sublandlord. The provisions of this Section 3.1 shall survive the expiration or earlier termination of this Sublease.
3.2    Use. Subtenant shall use the Sublease Premises solely for general office use, dry laboratory (engineering), storage of dry goods only, research and development and other lawful uses reasonably related to or incidental to such specified uses, and otherwise subject to the terms and conditions of the Master Lease. Such permitted uses referred to in the immediately preceding sentence must be consistent with first class life sciences project in Redwood City, California and in compliance with, and subject to, applicable laws. As and where the phrases “Permitted Use” and/or “First Class Life Sciences Projects” is/are used in the Master Lease, the same shall be deemed to refer to the uses referred to in the first sentence of this Section 3.2. Subtenant shall not store or use any reagents in the Sublease Premises. Subtenant’s business shall be established and conducted throughout the term hereof in a first-class manner. Subtenant shall not use the Sublease Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation, nor permit any auction sale to be held or conducted on or about the Sublease Premises. Subtenant shall not do or suffer anything to be done upon the Sublease Premises which will cause structural injury to the Sublease Premises. If any act on the part of Subtenant, and/or the use and occupancy of the Sublease Premises by Subtenant shall cause, directly or indirectly, any increase of Master Landlord and/or Sublandlord’s insurance expense, such additional expense shall be paid by Subtenant to Sublandlord within ten (10) days of Sublandlord’s demand. No such payment by Subtenant shall limit Sublandlord in the exercise of any other rights or remedies, or constitute a waiver of Sublandlord’s right to require Subtenant to discontinue such act or use. Notwithstanding anything to the contrary contained in the Master Lease and/or this Sublease, Subtenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of any Hazardous Materials (as defined in Section 5.3.1.1 of the Master Lease) on, in or about the Sublease Premises, or transport or permit the transportation of any such Hazardous Materials to or from the Sublease Premises, except for limited quantities used or stored at the Sublease Premises and required in connection with the routine cleaning and maintenance of the Sublease Premises, and then only upon the written consent of Master Landlord and Sublandlord and in compliance with applicable laws.
3.3    Parking. Subject to the terms and conditions of Article 28 of the Master Lease, Subtenant shall be entitled to the use twenty-four (24) unreserved parking spaces (i.e., 3 unreserved parking spaces for every 1,000 rentable square feet of the Sublease Premises).
3.4    Alterations. Subtenant acknowledges and agrees that Subtenant’s right to construct or install any Alterations, additions or improvements in or to the Sublease Premises shall be subject to (i) the prior written consent of Sublandlord (which shall not be unreasonably withheld) and Master Landlord, and (ii) the terms and conditions of this Sublease. Because Sublandlord currently has no right to construct or install any tenant improvements or Alterations, additions or other improvements in the Master Lease Premises prior to the Commencement Date of the Master Lease, Sublandlord currently has no right to grant Subtenant the right to construct or install any Alterations, additions or improvements in or to the Sublease Premises prior to the Commencement Date of the Master Lease. Sublandlord will request of Master Landlord that Master Landlord consent to allow Subtenant to construct or install Alterations in the Sublease Premises prior to the Commencement Date of the Master Lease (subject to Master Landlord and Sublandlord having a right to approve such Alterations); however, Sublandlord makes no representation or warranty that Master Landlord will consent to Subtenant being allowed to construct or install any Alterations, additions or improvements in the Sublease Premises prior to the Commencement Date of the Master Lease (or thereafter).
If, following the Commencement Date of the Master Lease, Sublandlord desires to construct or install, or caused to be constructed or installed, any alterations, additions or improvements in or to the Sublease Premises, or any part thereof (and/or in any other part of the Master Lease Premises), (i) Subtenant shall reasonably cooperate with Sublandlord to allow Sublandlord to undertake, or cause to be undertaken, such alterations, additions or improvements in the Sublease Premises (and/or in any other part of the Master Lease Premises) and (ii) in connection with any such alterations, additions or improvements undertaken, or caused to be undertaken, by Sublandlord in or to the Sublease Premises, or any part thereof, Sublandlord agrees that it will take reasonable steps, to minimize interference with Subtenant’s use and occupancy of the Sublease Premises. Such reasonable steps shall not require, however, that Sublandlord undertake, or cause to be undertaken, such alterations, additions or improvements during evenings or on weekends. If Sublandlord undertakes, or causes to be undertaken, any alterations, additions or improvements in or to the Sublease Premises, or any part thereof, during the Sublease Term, Subtenant shall not remove, modify, alter or damage in any way such alterations, additions or improvements so constructed or installed by or on behalf of Sublandlord. Sublandlord shall indemnify Subtenant against and hold Subtenant harmless from any and all Claims of personal injury or property damage (to the extent not covered by insurance) arising from, any construction work performed in the Sublease Premises during the Sublease Term by or for

Sublandlord; provided, however, such indemnity and hold harmless obligation shall not be applicable to any personal injuries or property damage to the extent caused by the negligence or willful misconduct of Subtenant or any of Subtenant’s agents, employees, affiliates, contractors, subcontractors, licensees, sublessees, invitees or other representatives.
In no event shall the performance of the Alterations, additions or improvements by or on behalf of Subtenant interfere with or delay the commencement or completion of any alterations, additions or improvements by or on behalf of Sublandlord, including, without limitation, the Tenant Improvements described in the Master Lease. Subtenant hereby agrees and acknowledges that, due to safety, security and other reasonable considerations arising in connection with the performance of any alterations, additions or improvements by or on behalf of Sublandlord, Subtenant may not have access to the entire Sublease Premises during the construction or installation of certain alterations, additions or improvements by or on behalf of Sublandlord; provided, however, that Sublandlord and Subtenant shall reasonably cooperate with each other to afford Subtenant access to and use of as much of the Sublease Premises as is reasonably practicable during the period of any Sublandlord alterations, additions or improvements. Anything herein to the contrary notwithstanding, Subtenant shall not be permitted to access and/or occupy the Sublease Premises unless and until (i) Subtenant has provided Sublandlord the certificates of insurance required by Section 4.4 hereof, (ii) Subtenant has delivered to Sublandlord the monthly installment of Base Rent due of the first month of the Sublease Term and the security deposit referred to in Section 5.4 of this Sublease and (iii) Master Landlord has consented to this Sublease.
4.    Sublease Term.
4.1    Commencement Date. Subject to satisfaction of the condition set forth in Section 13 hereof, the term of this Sublease (“Sublease Term”) shall commence on June 1, 2020 (“Commencement Date”), and expire, unless sooner terminated, on the date that is thirty-six (36) full calendar months after such Commencement Date (“Expiration Date”). If Sublandlord is unable to deliver possession of the Sublease Premises to Subtenant on or before any particular date, for any reason, Sublandlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Sublease nor the obligations of Subtenant hereunder (subject to Section 12 hereof), but, in such event, the Commencement Date shall be such date that Sublandlord gives Subtenant written notice that (A) Master Landlord has consented to this Sublease in accordance with Section 13 hereof and (B) the Sublease Premises are ready for occupancy. Notwithstanding any provision in the Master Lease granting Sublandlord, as “Tenant,” an option to extend the term thereof (including, without limitation, Section 2.2 of the Master Lease), Subtenant shall have no option to extend the term of this Sublease. Within ten (10) days after Sublandlord’s request, Subtenant shall execute and deliver to Sublandlord a written confirmation of the Commencement Date and all other matters set forth therein (and if Subtenant fails to do so, Tenant shall be deemed to have executed and returned the same without exception). Such confirmation shall be conclusive and binding upon Sublandlord and Subtenant; provided, however, Sublandlord’s failure to deliver any such written confirmation to Subtenant shall not affect Sublandlord’s determination of the Commencement Date.
(a)    Early Occupancy. Subject to Master Landlord consenting to this Sublease and Subtenant’s early occupancy rights set forth in this Section 4.1(a), Sublandlord hereby agrees that Subtenant shall have the right to enter the Sublease Premises prior to the commencement Date of this Sublease to install Subtenant’s furniture and furnishings. Unless Master Landlord consents thereto in writing, Subtenant shall have no right prior to the Commencement Date of this Sublease to construct or install any Alterations or telephone and/or telecommunication wiring or cabling in the Sublease Premises. If Subtenant or any of its agents, employees, consultants, contractors or subcontractors enter the Sublease Premises prior to the Commencement Date of this Sublease as provided above, then such entry shall be upon all the terms and conditions of this Sublease (including, without limitation, Subtenant’s obligations regarding indemnity and insurance and payment for the cost of utilities consumed with respect to the Sublease Premises during such early occupancy period), except that Subtenant shall not be obligated to pay to Sublandlord monthly Base Rent or Subtenant’s Share of Direct Expenses allocable to any period prior to the Commencement Date of this Sublease.
4.2    Holding Over. Subtenant hereby agrees and acknowledges that Subtenant shall have no right to hold over in the Sublease Premises after the Expiration Date (or earlier termination of this Sublease). If Subtenant remains in possession of the Sublease Premises after the Expiration Date (or earlier termination of this Sublease), Subtenant shall be a tenant-at-sufferance only. Subtenant hereby agrees and acknowledges that, if Subtenant holds over in the Sublease Premises, Sublandlord may be required to pay holdover damages and other amounts under the Master Lease. If Subtenant fails to surrender the Sublease Premises to Sublandlord on or before the Expiration Date (or earlier termination of this Sublease), Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all claims, loss, expenses, damages, or liability resulting from Subtenant’s failure to so surrender (including, without limitation, any amounts due to Master Landlord under Section 16 of the Master Lease).
4.3    Insurance; Waiver of Subrogation; Exculpation; Indemnity. Subtenant shall carry at all times during the term of this Sublease, at Subtenant’s sole cost and expense, any and all insurance coverage that “Tenant” is obligated to maintain pursuant to the Master Lease. Concurrently with Subtenant’s execution of this Sublease, Subtenant shall furnish to Sublandlord certificates of coverage with respect to any and all insurance coverage required under the Master Lease and this Sublease. Subtenant hereby releases Sublandlord, and its respective agents, employees and contractors, from any and all claims for injury to any property that are caused by or result from risks insured against under any insurance policies carried by Subtenant (or required to be insured against by Subtenant pursuant to the Master Lease as incorporated by reference into this Sublease). The applicable insurance policies shall contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Subtenant shall cause each insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against Sublandlord in connection with any damage covered by such policy. Notwithstanding anything to the contrary contained in the Master Lease and/or this Sublease, (A) Subtenant hereby assumes all risk of damage to property or injury to persons in or about the Sublease Premises from any cause, and Subtenant hereby waives all claims in respect thereof against Sublandlord and (B) in no event shall Sublandlord have any liability to Subtenant for any lost profits, loss of business, loss of goodwill or any other consequential damages and/or indirect, incidental, exemplary and/or punitive damages of any kind or nature, in each case, however occurring. Subtenant shall indemnify, hold harmless, and defend Sublandlord against all claims, losses or liabilities for injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, upon or at the Sublease Premises, or arising out of Subtenant’s or any of its agents’, employees’, affiliates’, officers’, directors’, members’, managers’, partners’, licensees’, invitees’ or other representatives’ use, possession, or occupancy of the Building and/or Sublease Premises, or any work, activity or thing done, allowed or suffered by Subtenant in, on or about the Sublease Premises, the Building or the Project, or applicable part thereof, from any cause whatsoever, except to the extent arising from Sublandlord’s gross negligence or willful misconduct. Such indemnification shall include and apply to attorneys’ fees, investigation costs, and other costs actually incurred by Sublandlord. Subtenant’s indemnification, defense and hold harmless obligations above shall be in addition to Subtenant’s indemnification, defense and hold harmless obligations under Section 10.1 of the Master Lease incorporated herein by reference.
In no event shall Sublandlord be entitled to recover consequential, special or punitive damages from Subtenant, including, without limitation, lost profits; provided, however, that the foregoing shall not limit any indemnification obligation of Subtenant under this Sublease or limit Subtenant’s liability for any consequential damages or lost profit damages that may be suffered or incurred by Sublandlord in connection with any holding over in the Sublease Premises, or any portion thereof, after the expiration or earlier termination of this Sublease without Sublandlord’s prior written consent. Further nothing contained in this paragraph shall affect Sublandlord’s rights and remedies under Section 19.2 of the Master Lease to the extent incorporated herein by reference, including, without limitation, the remedy afforded Sublandlord by California Civil Code Section 1951.2(a)(4).
The provisions of this Section 4.3 shall survive termination of the Sublease with respect to any damage, injury, death, breach or default occurring prior to such termination.
5.    Rents; Security Deposit.
5.1    Rents. The term “Rents” as used in this Sublease shall mean Base Rent, and all charges, costs and expenses and other Additional Rent (as defined in this Section 5 below) which Subtenant is required to pay under this Sublease. Rents shall be payable in advance on the first (1st) day of each month during the term hereof in lawful money of the United States. Rents shall be payable by Subtenant to Sublandlord without prior notice, demand, offset, abatement or deduction, via wire transfer to the account noted on Exhibit C attached hereto, or at such other place or places as Sublandlord may from time to time direct, and in the event this Sublease commences other than on the first (1st) day of a calendar month, the Rents for such month shall be prorated. Notwithstanding anything to the contrary contained in the Master Lease and/or this Sublease, Subtenant shall be in material breach of this Sublease, and Sublandlord shall be entitled to any and all remedies available to it under this Sublease, at law or in equity, if Subtenant fails to pay any Rents within three (3) business days of the date that any such Rents are due or payable under this Sublease.
5.2    Base Rent. From and after the Commencement Date, Subtenant shall pay to Sublandlord as Base Rent for the Sublease Premises monthly installments, as follows:

Sublease Term Month	Annualized Base Rent	Monthly Installments	Monthly Base Rent Rates

1 – 12	$500,023.80	$41,668.65	$5.15/RSF
13 – 24	$517,500.36	$43,125.03	$5.33/RSF
25 – 36	$535,947.84	$44,662.32	$5.52/RSF
Concurrently with Subtenant’s execution of this Sublease, Subtenant shall pay to Sublandlord in cash or certified funds the monthly installment of Base Rent due for the first (1st) month of the Sublease Term (i.e., the amount of Forty-one Thousand Six Hundred Sixty-eight Dollars and Sixty-five Cents ($41,668.65)).
5.3    Additional Rent.
(a)    Subtenant’s Share. All references in the Master Lease to “Tenant’s Share” shall be deemed to mean “Subtenant’s Share,” as defined in this Section 5.3(a). For purposes of this Sublease, “Subtenant’s Share” shall be thirty-two and four one hundredths percent (32.04%) of the Building and one and twenty-six hundredths percent (1.26%) of the Project. Sublandlord shall provide Subtenant with a copy of all notices received by Sublandlord from Master Landlord pursuant to Article 4 of the Master Lease to the extent such notices relate to the Sublease Premises. For purposes of determining the dollar amount of Subtenant’s Share of Direct Expenses due and payable under this Sublease, Sublandlord and Subtenant shall conclusively rely on Master Landlord’s determination of estimated and actual Direct Expenses.

(b)    Operating Expenses and Other Additional Rent. In addition to the Base Rent due pursuant to Section 5.2 of this Sublease, Subtenant shall pay to Sublandlord (collectively, “Additional Rent”): (x) the amount equal to the Subtenant’s Share of the Direct Expenses required to be paid by Sublandlord, as the “Tenant,” under the Master Lease; and (y) any and all “Rent” (as defined in Section 4.1.1 of the Master Lease) or other amounts required to be paid by Sublandlord, as “Tenant,” pursuant to any other provision of the Master Lease on account of Subtenant’s use and occupancy of the Sublease Premises. Under and overpayments of Subtenant’s Share of Direct Expenses shall be reconciled pursuant to Section 4.4.1 of the Master Lease. Additional Rent shall also include all other charges, costs and expenses and other sums which Subtenant is required to pay under this Sublease (together with all interest and charges that may accrue thereon in the event of Subtenant’s failure to timely pay the same), and all damages, costs and expenses which Sublandlord may incur by reason of any default hereunder by Subtenant. Additional Rent shall accrue hereunder as of the Commencement Date of this Sublease and shall be due at the same time (subject to Section 2.3(e) above), upon the same terms and conditions, and in the same manner as required under the applicable terms of the Master Lease or this Sublease. All utilities to the Sublease Premises which are separately metered at the Sublease Premises (such as electricity and gas) shall be paid directly by Subtenant to the applicable utility provider. To the extent any utilities (such as water and sewer) to the Sublease Premises are not separately metered to the Sublease Premises, Subtenant shall pay to Sublandlord, within thirty (30) days after Subtenant’s receipt of billing, an equitable portion of the Sublease Premises utility costs, based on Subtenant’s proportionate use thereof.
Notwithstanding anything in this Sublease to the contrary, Subtenant’s Share of Direct Expenses shall not include: (a) any charges that apply solely to the Reserved Premises (e.g., real estate taxes on leasehold improvements therein), (b) late fees or penalties assessed against Sublandlord as a result of Sublandlord’s acts or omissions, and (c) charges incurred as a result of excess or additional services specifically requested by Sublandlord for the Reserved Premises or for or including the Sublease Premises without Subtenant’s consent.
5.4    Security Deposit. Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Forty-four Thousand Six Hundred Sixty-two Dollars and Thirty-two Cents ($44,662.32) as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant. If Subtenant breaches any provision, covenant or condition of this Sublease, beyond applicable notice and cure periods, including, but not limited to, the payment of Base Rent or Additional Rent, Sublandlord may (but shall not be required to) use all or any part of such security deposit for the payment of any sums in default, or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant’s default. If any portion of such security deposit is so used or applied, Subtenant shall, within five (5) business days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the security deposit to its original amount and Subtenant’s failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep the security deposit separate from its general funds and Subtenant shall not be entitled to interest on such deposit. Within thirty (30) days after the expiration of the Sublease Term, and provided there exists no default by Subtenant hereunder, the Security Deposit or any balance thereof shall be returned to Subtenant (or, at Sublandlord’s option, to Subtenant’s assignee if such assignee is consented to by Sublandlord in its sole and absolute discretion), provided that subsequent to the expiration (or earlier termination) of this Sublease, Sublandlord may retain from said Security Deposit (a) any and all amounts necessary to cure any default in the payment of Base Rent and/or Additional Rent, to repair any damage to the Sublease Premises caused by the Subtenant, and to clean the Sublease Premises upon termination of this Sublease, (b) any amounts that Sublandlord may incur or be obligated to incur in exercising Sublandlord’s rights under this Sublease and (c) any expense, loss or damage that Sublandlord reasonably estimates it may suffer because of Subtenant’s default (including, without limitation, any and all amounts of Base Rent and/or Additional Rent that would have been due under this Sublease had the Sublease remained in effect for the entire term). Without limiting the generality of the preceding sentence, Sublandlord and Subtenant hereby agree that

Sublandlord may, in addition, claim and retain from the Security Deposit those sums necessary to compensate Sublandlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Subtenant or any of its officers, agents, employees, affiliates, independent contractors, licensees, sublessees, invitees or other representatives under this Sublease, including, without limitation, the unamortized portion of any leasing commissions and tenant improvements costs (which commissions and tenant improvement costs shall be amortized over the Sublease Term) incurred by Sublandlord in connection with this Sublease and any damages to which Sublandlord is entitled under applicable law (including, without limitation, Section 1951.2 of the California Civil Code) as a result of Subtenant’s default under this Sublease. Should Sublandlord transfer its interest in this Sublease during the term hereof, and if Sublandlord deposits with the assignee the then unapplied funds deposited by Subtenant as aforesaid, Sublandlord shall be discharged from any liability with respect to such Security Deposit. Subtenant hereby waives the provisions of California Civil Code § 1950.7, and all other provisions of law now or hereafter in force, that provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant, or to clean the Sublease Premises.
6.    Damage or Destruction. Sublandlord shall have no obligation to rebuild, restore or repair the Sublease Premises in the event of any damage or destruction thereto; Subtenant acknowledging that such obligation is Master Landlord’s pursuant to Article 11 of the Master Lease. If Master Landlord elects to terminate the Master Lease pursuant to Article 11 of the Master Lease, this Sublease shall terminate concurrently therewith without any liability of Sublandlord to Subtenant. If Sublandlord is entitled to terminate the Master Lease pursuant to Article 11 of the Master Lease and/or applicable law, Sublandlord may elect to terminate the Master Lease in accordance therewith, and in that event this Sublease shall terminate concurrently with the Master Lease, without any liability of Sublandlord to Subtenant. Subtenant shall have no right to terminate this Sublease in the event of damage or destruction to all or a portion of the Building or the Sublease Premises, and Subtenant hereby expressly waives any other rights to terminate this Sublease, including, without limitation, any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage and destruction. If Sublandlord is entitled to and receives rent abatement pursuant to Article 11 of the Master Lease, Subtenant shall be entitled to a proportionate and equitable abatement of rent due under this Sublease (to the extent allocable to the Sublease Premises) as determined by Sublandlord.
7.    Condemnation. Sublandlord shall have no obligation to restore the Sublease Premises in the event of any partial taking thereof, Subtenant acknowledging that any such obligation is Master Landlord’s pursuant to Article 13 of the Master Lease. If Master Landlord elects to terminate the Master Lease pursuant to Article 13 of the Master Lease, this Sublease shall terminate concurrently therewith without any liability of Sublandlord to Subtenant. If Sublandlord is entitled to terminate the Master Lease pursuant to Article 13 of the Master Lease and/or applicable law, Sublandlord may elect to terminate the Master Lease in accordance therewith, and in that event this Sublease shall terminate concurrently with the Master Lease without any liability of Sublandlord to Subtenant. This Sublease shall automatically terminate upon a taking of any material portion of the Sublease Premises. Subtenant hereby agrees and acknowledges that, notwithstanding anything to the contrary contained in this Sublease, any and all proceeds or condemnation awards received by Sublandlord under the Master Lease shall be and remain the property of Sublandlord. If Sublandlord is entitled to and receives rent abatement pursuant to Article 13 of the Master Lease, Subtenant shall be entitled to a proportionate and equitable abatement of rent due under this Sublease (to the extent allocable to the Sublease Premises) as determined by Sublandlord.
8.    Brokers. Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the Sublease Premises and the negotiation and execution of this Sublease. Subtenant shall indemnify, defend and hold harmless Sublandlord from all damage, loss, liability and expense (including attorneys’ fees and related costs) arising out of or resulting from any claims for commissions or fees that may or have been asserted against Sublandlord by any broker, finder or other person with whom Subtenant has or purportedly has dealt with in connection with the Sublease Premises and the negotiation and execution of this Sublease. Sublandlord shall indemnify, defend and hold harmless Subtenant from all damage, loss, liability and expense (including attorneys’ fees and related costs) arising out of or resulting from any claims for commissions or fees that may or have been asserted against Subtenant by any broker, finder or other person with whom Sublandlord has or purportedly has dealt with in connection with the Sublease Premises and the negotiation and execution of this Sublease.
9.    Master Landlord’s Consent; Lease Limitations.
9.1    Master Landlord’s Consent. With respect to any approval or consent required to be obtained from the Master Landlord under the Master Lease, such approval or consent must be obtained from both Master Landlord and Sublandlord, and the approval or consent of Sublandlord may be withheld (and such withholding of consent by Sublandlord shall be deemed reasonable) if Master Landlord’s approval or consent is not obtained. In no event shall Sublandlord have any liability to Subtenant by reason of Master Landlord’s failure or refusal to grant consent to any matter requested by Subtenant. However, Sublandlord shall act diligently and use Sublandlord’s commercially reasonable efforts (at no out-of-pocket cost or expense to Sublandlord) to obtain Master Landlord’s approval or consent when the same is requested by Subtenant. Any references in the Master Lease to “Master Landlord” in those provisions of the Master Lease dealing with notice to, or the consent of, the “Master Landlord” shall be deemed to refer to both Master Landlord and Sublandlord. In the event Subtenant requests consent to any matter which requires Master Landlord’s approval or consent, Subtenant shall be responsible for payment of all costs and expenses Sublandlord may be required to pay to Master Landlord in connection therewith.
9.2    Lease Limitations. This Sublease is not intended to provide Subtenant with any rights or remedies in addition to those set forth in the Master Lease, which rights and remedies may be further limited by the provisions of this Sublease.
10.    Notices.
10.1    General. Any notice required or desired to be given under this Sublease shall be in writing and all notices shall be given by personal delivery, mailing, or by reputable overnight courier. All notices personally given to Subtenant may be delivered to any person apparently in charge at the Sublease Premises, or any corporate officer or agent of Subtenant. All notices given by mail shall be served by first-class mail (registered or certified, return receipt requested), postage prepaid, addressed to the addresses set forth below.

To Sublandlord

Genomic Health, Inc
101 Galveston Drive
Redwood City, CA 94063
Attention: Chief Financial Officer

With copy to	Genomic Health, Inc.
101 Galveston Drive
Redwood City, CA 94063
Attn: Senior Director Workplace Services

With copy to:
Exact Sciences Corporation
441 Charmany Drive
Madison, WI 53719
Attn: Chief Financial Officer

With copy to

Exact Sciences Corporation
441 Charmany Drive
Madison, WI 53719
Attn: General Counsel

To Subtenant:
Pulmonx Corporation
700 Chesapeake Dr
Redwood City, CA 94063
Attention: Chief Financial Officer
Either party may change its address for purposes of notice by giving notice of such change of address to the other party in accordance with the provisions of this paragraph. Any notice given pursuant to this paragraph shall be deemed served when delivered by personal service, with delivery evidenced by a signed receipt, on the business day following delivery to a reputable overnight courier, or as of seventy-two (72) hours after the deposit thereof in the United States mail.
10.2    Notices from Master Landlord. Subtenant shall send to Sublandlord a copy of all notices and other communications received from Master Landlord within forty-eight (48) hours of receipt.
11.    Early Termination. Subject to the terms and conditions contained in this Section 11 below, Sublandlord and Subtenant shall have the right to terminate this Sublease (“Termination Right”), by giving the other party at least one hundred eighty (180) days’ prior written notice of such termination (“Cancellation Notice”), which written notice shall specify the date of the early termination (such date being the “Early Termination Date”). If Sublandlord or Subtenant gives the Cancellation Notice, this Sublease shall terminate as to the entire Sublease Premises, subject to the satisfaction of the conditions set forth in this Section 11, as of the Early Termination Date, and Subtenant shall vacate and surrender the Sublease Premises in accordance with the terms and conditions of this Sublease on or before such Early Termination Date. Notwithstanding the foregoing, if Sublandlord or Subtenant elects to terminate the Sublease pursuant to the terms and conditions of this Section 11, the Early Termination Date (A) may only occur on or after the expiration of the eighteenth (18th) full calendar month of the Sublease Term, and (B) may only occur on the last day of a calendar month. As an illustrative example of the foregoing, if subtenant delivers a Cancellation Notice to Sublandlord on June 15th of the fourteenth (14th) month of the Sublease Term, then this Sublease would terminate, in the absence of any earlier termination pursuant to the terms and conditions of this Sublease, on December 31, of the twentieth (20th) month of the Sublease Term.
12.    General.
12.1    Counterparts. This Sublease may be executed in counterparts, each of which shall be deemed an original for all purposes and together shall constitute one instrument.

12.2    Construction of Sublease Provisions. This Sublease shall not be construed either for or against Subtenant or Sublandlord, but shall be construed in accordance with the general tenor of the language to reach a fair and equitable result.
12.3    Entire Agreement. This Sublease, together with all exhibits attached hereto, is the entire agreement between the parties with respect to the Sublease Premises, and there are no binding agreements or representations between the parties except as expressed herein. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Sublandlord or Subtenant, and Sublandlord and Subtenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Sublease. This Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, whether written or oral, between Sublandlord and Subtenant with respect to the Sublease Premises and appurtenances thereto. No addition to, or modification of, any term or provision of this Sublease shall be effective until and unless set forth in a written instrument signed by both Sublandlord and Subtenant. All covenants and indemnities of Subtenant set forth in this Sublease shall survive the expiration or earlier termination of this Sublease.
12.4    Exhibits. All exhibits attached to this Sublease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed a part of this Sublease as though set forth in full in the body of this Sublease.
12.5    Attorneys’ Fees. Any reference to “attorneys’ fees” contained in this Sublease or the Master Lease shall include, without limitation, the properly allocable portion of the internal legal costs of Sublandlord.
12.6    Corporate Authority. Each individual executing this Sublease on behalf of the corporation constituting each of Subtenant and Sublandlord represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of such corporation in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation, and that this Sublease is binding upon such corporation in accordance with its terms. Concurrently with the execution of this Sublease, Subtenant shall provide to Sublandlord either (i) a copy of such resolution of the board of directors authorizing the execution of this Sublease on behalf of such corporation, which resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the board of directors of said corporation, or (ii) other written evidence satisfactory to Sublandlord showing the authority of the individuals executing this Sublease on behalf of Subtenant to execute this Sublease and bind Subtenant.
13.    Condition Precedent to Sublease. The submission of this Sublease for examination does not constitute an option or offer to sublease the Sublease Premises. The effectiveness of the subletting contemplated under this Sublease is expressly conditioned upon Master Landlord’s consent to the subletting of the Sublease Premises to Subtenant pursuant to the terms of this Sublease. Sublandlord shall use commercially reasonable efforts to obtain such consent as soon as reasonably practicable following the execution of this Sublease by Sublandlord and Subtenant. Notwithstanding the foregoing, Sublandlord shall have no liability whatsoever to Subtenant if Sublandlord is unable to obtain such consent from Master Landlord. In the event that Master Landlord’s consent is not obtained on or before May 31, 2020, either Sublandlord or Subtenant shall have the right to terminate this Sublease by providing written notice thereof to the other unless Master Landlord’s consent is obtained prior to the giving of any such notice, in which event such notice of termination pursuant to this Section 13 shall be of no force or effect. In the event such written termination notice is given following May 31, 2020 and prior to Master Landlord’s consent being obtained, this Sublease shall be deemed null and void and neither Sublandlord nor Subtenant shall have any liability or obligations to the other hereunder, except that Sublandlord shall promptly return to Subtenant any prepayment of Rents or other sums paid to Sublandlord in connection with the Sublease. For purposes of this Section 13, “Master Landlord’s consent” shall mean the date upon which Master Landlord’s unconditional consent to this Sublease has been obtained or, in the event such consent is conditional, the date upon which such conditions have been fully satisfied (or waived by Master Landlord).
14.    OFAC. Subtenant represents, warrants and covenants that neither Subtenant nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001)(“Order”)and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii)is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18.U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).
15.    CASp Inspection Disclosure. Sublandlord and Subtenant acknowledge and agree that, to Sublandlord’s actual knowledge (as of the Effective Date), the Sublease Premises have not been inspected by a Certified Access Specialist (“CASp”) pursuant to Section 1938 of the Civil Code. The parties further agree as follows:
Pursuant to California Civil Code Section 1938(e), Sublandlord hereby further discloses to Subtenant the following: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”
Notwithstanding the foregoing and/or anything to the contrary contained in this Sublease, Sublandlord and Subtenant hereby agree and acknowledge that, in the event Subtenant desires to obtain a CASp inspection, then:
(x)    Subtenant shall provide Sublandlord with no less than twenty (20) business days’ prior written notice and, upon receipt of such notice, Sublandlord shall have the right to,

among other things, (i) select the date and time at which such inspection shall occur, and (ii) have one (1) or more representatives present during such inspection.
(y)    Subtenant hereby agrees and acknowledges that it shall (x) provide Sublandlord with a copy of any and all findings, reports and/or other materials (collectively, the “CASp Report”) provided by the CASp immediately following Subtenant’s receipt thereof, (y) at all times maintain (and cause to be maintained) the CASp Report and its findings (and any and all other materials related thereto) confidential and (z) pay for the CASp inspection and CASp Report at Subtenant’s sole cost and expense. If Subtenant receives a disability access inspection certificate, as described in subdivision (e) of California Civil Code Section 55.53, in connection with or following any CASp inspection undertaken on behalf, or for the benefit, of Subtenant, then Subtenant shall cause such certificate to be provided immediately to Sublandlord.
(z)    If the CASp Report, procured by Subtenant identifies any violation(s) of applicable construction-related accessibility standards (“CASp Violation(s)”), Subtenant shall immediately provide written notice to Sublandlord of any and all such CASp Violation(s). In such event, Subtenant shall, at Subtenant’s sole cost and expense, perform, or cause to be performed, any repairs, modifications and/or other work necessary to correct such the CASp Violation(s) (any such repairs, modifications and/or other work being collectively referred to herein as the “CASp Work”). Subtenant shall commence (or cause the commencement of) such CASp Work no later than fifteen (15) business days after Sublandlord’s receipt of the CASp Report in accordance with the terms and conditions of this Sublease. Subtenant shall diligently prosecute (or cause to be diligently prosecuted) to completion all such CASp Work in a lien free, good and workmanlike manner, and, upon completion, obtain an updated CASp Report showing that the Sublease Premises then comply with all applicable construction-related accessibility standards. Any and all cost and expense associated with the CASp Work and/or the updated CASp Report (which Subtenant shall provide to Sublandlord immediately upon Subtenant’s receipt thereof) shall be at Subtenant’s sole cost and expense.
16.    Signage.
(a)    Subject to Sublandlord’s prior written approval, which shall not be unreasonably withheld , conditioned or delayed, and the prior written approval of Master Landlord, and provided that all signs are in keeping with the quality, design and style of the Building and Project, Subtenant, at its sole cost and expense, shall have the right to install Subtenant identification signage at the entrance to the Sublease Premises and such other signage as the Master Landlord may approve in writing (collectively, the “Subtenant Signage”); provided, however, in no event shall Subtenant’s Signage include an “Objectionable Name, “ as that term is defined in Section 16(c) below. All such Subtenant’s Signage also shall be subject to Subtenant’s obtaining all required governmental approvals. All permitted Subtenant Signage shall be maintained by Subtenant at its expenses in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Sublease, Subtenant shall remove all of the Subtenant Signage at Subtenant’s sole cost and expense and restore any damage caused by such removal. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Subtenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed, and of Master Landlord, and shall be consistent and compatible with the quality and nature of the Project. Subtenant hereby acknowledges that, notwithstanding Sublandlord’s approval of Subtenant’s Signage, if applicable, Sublandlord makes no representation or warranty to Subtenant with respect to the probability of obtaining all necessary governmental approvals and permits for Subtenant’s Signage. In the event Subtenant does not receive the necessary governmental approvals and permits, or Master Landlord’s consent, for Subtenant’s Signage, Subtenant’s rights and obligations under the remaining terms of this Sublease shall be unaffected. Sublandlord shall not be deemed unreasonable in withholding its consent to any Tenant’s Signage if Master

Landlord does not approve of such Tenant’s Signage.
(b)    Subtenant’s Signage shall not include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of Comparable Buildings (an “Objectionable Name”).
(c)     Any signs, notices, logos, pictures, names or advertisements which are installed by or on behalf of Subtenant and that have not been separately approved by Master Landlord and/or Sublandlord may be removed without notice by Master Landlord or Sublandlord at the sole expense of Subtenant. Any signs, window coverings, or blinds (even if the same are located behind the Master Landlord-approved window coverings for the Building), or other items visible from the exterior of the Sublease Premises or Building, shall be subject to the prior approval of Master Landlord and Sublandlord in their sole and absolute discretion.
IN WITNESS WHEREOF, the parties have executed this Sublease effective as of the date first set forth above.

SUBLANDLORD:

GENOMIC HEALTH, INC.,
a Delaware corporation

By:	/s/ Scott Coward
Name:	Scott Coward
Its:	Secretary

SUBTENANT:

PULMONX CORPORATION,
a Delaware corporation

By:	/s/ Derrick Sung
Name:	Derrick Sung
Its:	Chief Financial Officer

By:
Name:
Its:

EXHIBIT A
MASTER LEASE

SEAPORT CENTRE
LEASE
This Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between HCP LS REDWOOD CITY, LLC, a Delaware limited partnership ("Landlord"), and GENOMIC HEALTH, INC., a Delaware corporation ("Tenant").
SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE			DESCRIPTION

1.	Date:		December 27, 2019

2.	Premises (Article 1).

	2.1	Building:	200 Chesapeake Drive Redwood City, CA

	2.2	Premises:	Approximately 25,254 rentable square feet of space consisting of the entire Building, as further set forth in Exhibit A to the Lease.

3.	Lease Term (Article 2):

	3.1	Length of Term:	Eight (8) years.

	3.2	Lease Commencement Date:	June 1, 2020

	3.3	Lease Expiration Date:	May 31, 2028

4.	Base Rent (Article 3):

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Base Rent per Rentable Square Foot

1	$1,560,697.20	$130,058.10	$5.15

2	$1,615,321.60	$134,610.13	$5.33

3	$1,671,857.86	$139,321.49	$5.52

4	$1,730,372.88	$144,197.74	$5.71

5	$1,790,935.93	$149,244.66	$5.91

6	$1,853,618.69	$154,468.22	$6.12

7	$1,918,495.35	$159,874.61	$6.33

8	$1,985,642.68	$165,470.22	$6.55

5.	Tenant Improvement Allowance (Exhibit B):	An amount equal to $25.00 per rentable square foot of the Premises (i.e., $631,350.00 based upon 25,254 rentable square feet in the Premises).

6.	Tenant's Share (Article 4):	One hundred percent (100%) of the Building, and 3.93% of the Project.

7.	Permitted Use (Article 5):
The Premises shall be used only for general office, research and development (including, without limitation, biotechnical and/or pharmaceutical research and development manufacturing and research and development), engineering, laboratory, storage and/or warehouse uses, including, but not limited to, administrative offices and other lawful uses reasonably related to or incidental to such specified uses, all (i) consistent with first class life sciences projects in Redwood City, California ("First Class Life Sciences Projects"), and (ii) in compliance with, and subject to, applicable laws and the terms of this Lease.

8.	Security Deposit (Article 21):	$165,470.22.

9.	Parking (Article 28):	3.0 unreserved parking spaces for every 1,000 rentable square feet of the Premises, subject to the terms of Article 28 of the Lease.

10.	Address of Tenant (Section 29.18):	Genomic Health, Inc. 101 Galveston Drive Redwood City, CA 94063 Attention: Chief Financial Officer

With copy to:

Genomic Health, Inc. 101 Galveston Drive Redwood City, CA 94063 Attn: Senior Director Workplace Services And Genomic Health, Inc. 101 Galveston Drive Redwood City, CA 94063 Attn: General Counsel

11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12.	Broker(s) (Section 29.24):	CBRE, Inc. and Kidder Mathews

13.	Guarantor (Section 29.32):	EXACT SCIENCES CORPORATION, a Delaware corporation

1.    PREMISES, BUILDING, PROJECT, AND COMMON AREAS
1.1    Premises, Building, Project and Common Areas.
1.1.1    The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises"). The outline of the Premises is set forth in Exhibit A attached hereto. The outline of the "Building" and the "Project," as those terms are defined in Section 1.1.2 below, are further depicted on the Site Plan attached hereto as Exhibit A-1. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant and Landlord each covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter, and except that Landlord shall deliver the Premises in broom-clean condition and shall cause the mechanical, plumbing, electrical, fire sprinkler and life safety, lighting, air conditioning and heating systems and all other building systems serving the Premises, including the roof membrane (collectively, the “Building Systems”) and the roof and floor slab of the Building to be in good operating condition and repair as of the Lease Commencement Date. The commencement of business operations from the Premises by Tenant shall presumptively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair. Notwithstanding anything in this Lease to the contrary, in connection with the foregoing Landlord shall, at Landlord's sole cost and expense (which shall not be deemed an "Operating Expense," as that term is defined in Section 4.2.4), repair or replace any failed, defective or inoperable portion of the Building Systems serving the Premises, the roof and the floor slab of the Building during the first twelve (12) months of the initial Lease term ("Warranty Period"), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence of Tenant, its subtenants and/or assignees, if any, or any company which is acquired, sold or merged with Tenant (collectively, " Tenant Damage"), or by any modifications, Alterations or improvements constructed by or on behalf of Tenant. Landlord shall coordinate such work with Tenant and shall utilize commercially reasonable efforts to perform the same in a manner designed to minimize interference with Tenant's use of the Premises. To the extent repairs which Landlord is required to make pursuant to this Section 1.1.1 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair. Landlord will be responsible, at its sole cost (and without pass through to Tenant as Operating Expenses or otherwise), for causing the Base Building, exterior of the Building, the existing Building entrances, and all exterior Common Areas (including required striping and handicapped spaces in the parking areas) to be in compliance with Applicable Laws, to the extent required to allow the legal occupancy of the Premises or the commencement and/or completion of the Tenant Improvements. Notwithstanding the foregoing, any process utilities shall be provided without warranty, in their currently existing, "as-is" condition.
1.1.2    The Building and The Project. The Premises constitutes the entire building set forth in Section 2.1 of the Summary (the "Building"). The Building is part of an office/laboratory project currently known as "Britannia Seaport Centre." The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) the other office/laboratory buildings located at Britannia Seaport Centre, and the land upon which such adjacent office/laboratory buildings are located, and (iv) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

1.1.3    Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the "Common Areas"). The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord (provided the same shall at all times be consistent with comparable landlords of First Class Life Sciences Projects) and the use thereof shall be subject to the "Rules and Regulations" (as set forth and subject to Section 5.2 below). Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that (i) none of the foregoing materially and adversely affects Tenant’s use of, or access to, the Building, the Premises or the parking areas serving the Building or the size of the Premises, and (ii) Landlord uses commercially reasonable efforts to minimize interference with the conduct of Tenant’s business.
1.2    Rentable Square Feet of Premises. The rentable square footage of the Premises is hereby deemed to be as set forth in Section 2.2 of the Summary, and shall not be subject to measurement or adjustment during the Lease Term.
2.    LEASE TERM; OPTION TERM
2.1    Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof. Landlord shall endeavor to provide access to the Premises following vacation of the Premises by the existing Tenant, which Landlord anticipates will be March 1, 2020. Notwithstanding that such delivery shall occur prior to the Lease Commencement date, Landlord hereby acknowledges that Tenant shall not be obligated to commence paying Rent under this Lease until the Lease Commencement Date. Notwithstanding the foregoing, if Landlord has not delivered possession of the Premises to Tenant, (1) on or May 1, 2020, then, as Tenant's sole remedy for such delay, the date Tenant is otherwise obligated to commence payment of shall be delayed by one day for each day that the delivery date is delayed beyond May 1, 2020, or (2) August 1, 2020, then, Tenant shall also have the right to terminate this Lease by written notice thereof to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant. The foregoing dates shall be extended to the extent of any delays in delivery of possession caused by war, terrorism, acts of God, natural disaster, civil unrest, governmental strike or area-wide or industry-wide labor disputes, inability to obtain services, labor, or materials or reasonable substitutes therefor, or delays due to utility companies that are not the result of any action or inaction of Landlord (provided that any such delay shall not extend any such date by more than ninety (90) days).
2.2    Option Term.
2.2.1    Option Right. Landlord hereby grants the Tenant originally named in this Lease (the “Original Tenant”), and any assignee of Original Tenant's entire interest in the Lease that has been approved in accordance with the terms of Article 14, below, including any assignee pursuant to an assignment referred to in Section 14.8 below (a “Permitted Assignee”), one (1) option to extend the Lease Term for a period of eight (8) years (the “Option Term”). Such option to extend shall be exercisable only by written notice delivered by Tenant to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Lease Term, stating that Tenant is thereby irrevocably exercising its option to lease the Premises during the Option Term. Upon the proper exercise of the option to extend, and provided that, at Landlord’s option, as of the date of delivery of such notice, Tenant is not in default under this Lease (beyond the applicable notice and cure period) and has not previously been in economic or material non-economic default under this Lease (beyond the applicable notice and cure period) more than twice, and as of the end of the initial Lease Term, Tenant is not in default (beyond the applicable notice and cure period) under this Lease, the Lease Term shall be extended, subject to the provisions of Section 2.2.3 below, for a period of eight (8) years. The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Assignee (and not any other assignee, sublessee or “Transferee,” as that term is defined in Section 14.1, below, of Tenant’s interest in this Lease). In the event that Tenant fails to timely and appropriately exercise its initial option to extend the Lease Term in accordance with the terms of this Section 2.2, then such option shall automatically terminate and shall be of no further force or effect.
2.2.2    Option Rent. The Base Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Fair Rental Value," as that term is defined below, for the Premises as of the commencement date of the Option Term. The "Fair Rental Value," as used in this Lease, shall be equal to the annual base rent per rentable square foot (and Tenant shall continue to pay Direct Expenses pursuant to the terms of this Lease), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm's length transaction, which comparable space is located in the "Comparable Buildings," as that term is defined in this Section 2.2.2, below (transactions satisfying the foregoing criteria shall be known as "Comparable Transactions"), taking into consideration the following concessions (the "Concessions"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space (other than the value of the Tenant Improvements paid for with Tenant’s own funds and any other improvements installed by Tenant at Tenant's sole cost and expense), such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a user engaged in a Permitted Use; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space. The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind. The term “Comparable Buildings” shall mean the Building and those other buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation of the building), quality of construction, level of services and amenities, size and appearance, and located in First Class Life Sciences Project in Redwood City, California and the surrounding commercial area.
2.2.3    Determination of Option Rent. In the event Tenant timely and appropriately exercises its option to extend the Lease Term, Landlord shall notify Tenant of Landlord's determination of the Option Rent on or before the days which is thirty (30) days following the date Tenant timely and appropriately exercises its option to extend the Lease Term. If Tenant, on or before the date which is ten (10) Business Days following the date upon which Tenant receives Landlord's determination of the Option Rent, in good faith objects to Landlord's determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using commercially reasonable, good-faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) business days following Tenant's objection to the Option Rent (the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) Business Days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7, below. If Tenant fails to object to Landlord's determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have rejected Landlord's determination of Option Rent and the Option Rent shall be determined by arbitration as provided below.
2.2.3.1    Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of Comparable Buildings. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) Business Days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed "Advocate Arbitrators."

2.2.3.2    The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) Business Days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties' Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant’s counsel.
2.2.3.3    The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent, and shall notify Landlord and Tenant thereof Landlord and Tenant.
2.2.3.4    The decision of the majority of the three arbitrators shall be binding upon
2.2.3.5    If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.
2.2.3.6    If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.1 2 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.
2.2.3.7    The cost of the arbitration shall be paid by Landlord and Tenant equally.
2.2.3.8    In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent at 103% of rate in effect on the last day of the initial Lease Term, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.
3.    BASE RENT   Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America or, at Tenant’s election, by electronic transfer as provided below, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.
4.    ADDITIONAL RENT
4.1    General Terms.
4.1.1    Direct Expenses; Additional Rent.   In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.
4.1.2    Triple Net Lease.   Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a "TRIPLE NET" lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord, to the extent expressly provided in this Lease, for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant's operation therefrom. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.
4.2    Definitions of Key Terms Relating to Additional Rent.   As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1    Intentionally Deleted.
4.2.2    "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."
4.2.3    "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.
4.2.4    "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and Premises as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing (subject to item (xiii) below); (xii) amortization (including interest on the unamortized cost at a commercially reasonable interest rate) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses (to the extent of cost savings reasonably anticipated by Landlord (based on reasonable industry standards)) or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) that are required under any governmental law or regulation first enacted or enforced after the Lease Commencement Date, or (E) which are repairs, replacements or modifications to the Building Systems (as defined in Section 7.1, below); provided, however, that any capital expenditure or capital repair shall be amortized (including interest on the amortized cost at a commercially reasonable interest rate) over such period of time as Landlord shall reasonably determine, in accordance with sound real estate management and accounting principles, consistently applied; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below, (xv) cost of tenant relation programs reasonably established by Landlord, and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, "Underlying Documents"). Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:
(a)    costs, including legal fees, space planners' fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the date of this Lease or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project or space for existing tenants (excluding, however, such costs relating to any common areas of the Project or parking facilities);
(b)    except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;
(c)    costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;
(d)    any bad debt loss, rent loss, or reserves for bad debts or rent loss;
(e)    costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as, and to the extent, the actions of the Tenant are in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, between Landlord and its lender(s) or between Landlord and other tenants or occupants;
(f)    the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;
(g)    amount paid as ground rental for the Project by the Landlord;
(h)    except for a Project management fee to the extent allowed pursuant to item (y) below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first- class unaffiliated third parties on a competitive basis;
(i)    any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;
(j)    rentals and other related expenses incurred in leasing air conditioning systems, or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing engineering, janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;
(k)    all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;
(l)    any costs expressly excluded from Operating Expenses elsewhere in this Lease; (m) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;
(n)    costs arising from the gross negligence or willful misconduct of Landlord in connection with this Lease;
(o)    costs incurred to comply with laws relating to the removal, remediation or monitoring of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project or third party and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;
(p)    real estate brokerage and leasing commissions;
(q)     expenses incurred in enforcing lease obligations of other tenants in the Project;
(r)    Landlord's property manager's corporate general overhead or corporate general administrative expenses;
(s)    costs of Landlord’s charitable or political contributions;
(t)    costs of correcting defects in the construction of the Building or other buildings within the Project or in the building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;
(u)    costs for sculpture, paintings or other objects of art in the Building which exceed those typically incurred in other similar buildings in the area in which the Building is located;

(v)    tax penalties incurred as a result of Landlord’s failure to pay any Taxes when due;
(w)    costs of items considered capital repairs, replacements, improvements and/or equipment under generally accepted accounting principles consistently applied (collectively, “Capital Items”), except to the extent provided in clause (xiii) of the definition of Operating Expenses above, and then only to the extent amortized as provided in such clause (xiii);
(x)    any costs incurred in the performance of any Landlord warranty given hereunder or as a result of Landlord’s breach of any warranty given hereunder;
(y)    fees payable by Landlord for management of the Project in excess of percent (3%) (the “Management Fee Cap”) of Landlord’s gross rental revenues, with variable Operating Expense pass- throughs adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying full rent, as contrasted with free rent, half-rent and the like, including base rent, pass-throughs, and parking fees from the Project for any calendar year or portion thereof;
(z)    Costs of repairs or other work occasioned by fire, windstorm or other casualty (other than those amounts within the deductible limits of insurance policies actually carried by Landlord, which amounts shall be includable as Operating Expenses so long as such deductibles are within the generally prevailing range of deductibles to policies carried by landlords of the Comparable Buildings) which are covered by Landlord’s insurance policies or would be covered if Landlord had maintained insurance in accordance with this Lease;
(aa)    legal fees and related expenses incurred by Landlord (together with any damages awarded against Landlord) due to the gross negligence or willful misconduct of Landlord; and
(bb)    any charge for Landlord’s income taxes, excess profits taxes, franchise taxes or similar taxes on Landlord’s business.
4.2.5    Taxes.
4.2.5.1    "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.
4.2.5.2    Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such re nt, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.
4.2.5.3    Any costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees) reasonably incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.
4.2.6    "Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary.
4.3    Allocation of Direct Expenses.   The parties acknowledge that the Building is a part of a multi- building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the Building and the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to other buildings in the Project). Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole, and shall not include Direct Expenses attributable solely to other buildings in the Project or portions of the Common Areas that Tenant does not have a right to use.
4.4    Calculation and Payment of Additional Rent.   Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant's Share of Direct Expenses for each Expense Year.
4.4.1    Statement of Actual Direct Expenses and Payment by Tenant.   Landlord shall to give to Tenant following the end of each Expense Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of Direct Expenses. Landlord shall endeavor to deliver such Statement within five (5) months following the end of the applicable Expense Year. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due (but not earlier than thirty (30) days following receipt of such Statement), the full amount of Tenant's Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Direct Expenses," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease (except that if such overpayment applies to the last Expense Year during the Term of this Lease, then Landlord shall, within thirty (30) days following determination of such overpayment), deliver a check payable to Tenant in the amount of such overpayment. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.
4.4.2    Statement of Estimated Direct Expenses.   In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant's Share of Direct Expenses (the "Estimated Direct Expenses"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then -current

Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time but not more often than once per Expense Year), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.
4.5    Taxes and Other Charges for Which Tenant Is Directly Responsible.   Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.
5.    USE OF PREMISES
5.1    Permitted Use.   Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.
5.2    Prohibited Uses.   Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect, or any Underlying Documents. Landlord shall have the right to impose reasonable and customary rule and regulations regarding the use of the Project, as reasonably deemed necessary by Landlord with respect to the orderly operation of the Project, and Tenant shall comply with such reasonable rules and regulations; provided that (i) Landlord shall not enforce, change or modify such rules and regulations in a discriminatory manner, (ii) such rules and regulations shall not unreasonably interfere with the normal and customary conduct of Tenant’s business, and (iii) any such rules and regulations shall not materially increase Tenant’s obligations hereunder, materially decrease Tenant’s rights hereunder, or materially decrease Landlord’s obligations hereunder. Tenant shall not do or knowingly permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building, or injure them or use or allow the Premises to be used for any improper or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant's rights and obligations under the Lease and Tenant's use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.
5.3    Hazardous Materials.
5.3.1    Tenant's Obligations.
5.3.1.1    Prohibitions.   As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit F. Tenant agrees that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, "Tenant's Agents") will produce, use, store or generate any "Hazardous Materials," as that term is defined below, on, under or about the

Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or "Released," as that term is defined below, on, in, under or about the Premises. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is knowingly false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Tenant shall deliver to Landlord an updated Environmental Questionnaire at least once a year. Landlord’s prior written consent shall be required to any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent to be withheld in Landlord’s reasonable discretion, provided that if such use would result in a new class or category of Hazardous Materials being used in the Premises which new class or category is materially more hazardous than the class or category of the existing Hazardous Materials being used in the Premises, then such consent may be withheld in Landlord's sole discretion. Tenant shall not install or permit any underground storage tank on the Premises. For purposes of this Lease, "Hazardous Materials" means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws. The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of this Lease, "Release" or "Released" or "Releases" shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.
5.3.1.2    Notices to Landlord.   Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any "Environmental Laws," as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste

Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC§ 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such applicable laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.
5.3.1.3    Releases of Hazardous Materials.   If any Release of any Hazardous Material by Tenant or Tenant's Agents in, on, under, from or about the Premises shall occur at any time during the Lease and/or if any other Hazardous Material condition exists at the Premises as a result of the acts of Tenant or Tenant's Agents that requires response actions of any kind, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) timely comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has, to the best of its knowledge, complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant reasonably approved by Landlord, all in accordance with the provisions and requirements of this Section 5.3, including, without limitation, Section 5.3.4, and (iv) cause the Premises to be remediated to the condition required to continue to allow the Permitted Use in the Building.
5.3.1.4    Indemnification.
5.3.1.4.1        In General.   Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, that arise during or after the Lease Term in whole or in part, foreseeable or unforeseeable, directly or indirectly to the extent arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant's Agents.
5.3.1.4.2        Limitations.   Notwithstanding anything in Section 5.3.1.4, above, to the contrary, Tenant's indemnity of Landlord as set forth in Section 5.3.1.4, above, shall not be applicable to claims based upon (i) Hazardous Materials which may exist in, on or about the Premises as of the date of this Lease ("Existing Hazardous Materials"), except to the extent that Tenant or any of Tenant’s Agents caused such Existing Hazardous Materials to exist in, on or about the Premises or negligently exacerbate the Existing Hazardous Materials or (ii) Hazardous Materials that are not Released or caused to be present by Tenant or any of Tenant’s Agents. Anything herein to the contrary notwithstanding, except with respect to any Existing Hazardous Materials that Tenant or any of Tenant’s Agents may negligently exacerbate, Tenant shall not be liable or responsible for the clean-up, remediation or monitoring, or the costs of cleaning up, remediating or monitoring, any Hazardous Materials that are not Released or caused to be present by Tenant or any of Tenant’s Agents.
5.3.1.4.3        Landlord Indemnity.   Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant and Tenant's Agents from and against, all third party losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) arising out of any Hazardous Materials that exist in, on or about the Project as of the date hereof, or

Hazardous Material Released by Landlord or any Landlord Parties. Landlord will provide Tenant with any Hazardous Material reports relating to the Building or Project that Landlord has in its possession, or control. The provision of such reports shall be for informational purposes only, and Landlord does not make any representation or warranty as to the correctness or completeness of any such reports.
5.3.1.5    Compliance with Environmental Laws.   Without limiting the generality of Tenant’s obligation to comply with applicable laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon the reasonable request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials in, on or about the Premises and confirming, to the best of Tenant’s knowledge, Tenant’s compliance with all Environmental Laws and the terms of this Lease.
5.3.2    Assurance of Performance.
5.3.2.1    Environmental Assessments In General.   Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform environmental assessments of a scope reasonably determined by Landlord (an "Environmental Assessment") to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials. .
5.3.2.2    Costs of Environmental Assessments.   All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has breached any of its obligations under the provisions of this Section 5.3, then all of the reasonable costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within ten (10) days after receipt of written demand therefor.
5.3.3    Tenant’s Obligations upon Surrender.   At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3 or, alternatively, Tenant shall obtain and provide to Landlord a closure report with respect to Tenant’s use of Hazardous Materials in the Premises ; (ii) cause all Hazardous Materials caused to be present on or in the Premises by Tenant or any of Tenant’s Agents to be removed from the Premises and disposed of in accordance with all Environmental Laws; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.
5.3.4    Clean-up.
5.3.4.1    Environmental Reports; Clean-Up.   If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.3, and (ii) that as a result of the condition described in clause (i) immediately above, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall promptly prepare and submit to Landlord within thirty (30) days (or such longer period as is reasonably necessary to prepare and submit to Landlord) after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval (which approval shall not be unreasonably withheld, conditioned or delayed, and which shall be deemed given if approved by the applicable environmental agency having jurisdiction over such Clean-up), specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean -up plan, , which approval shall not be unreasonably withheld or delayed, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. If, within the time period provided in the comprehensive plan for completion of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses reasonably incurred by Landlord in carrying out such Clean-up from Tenant as Additional Rent, payable within thirty (30) days after receipt of written demand therefor.
5.3.4.2    No Rent Abatement.   During the Lease Term, Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.
5.3.4.3    Surrender of Premises.   In the event any Clean-up is required to be performed by Tenant with respect to the Premises by any governmental authority having jurisdiction, Tenant shall complete such Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease. Tenant shall deliver to Landlord any letter or other written determination received by Tenant from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials used by Tenant in or on the Premises in accordance with applicable laws.
5.3.4.4    Failure to Timely Clean-Up.   Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease (in any such case, except as due to delays caused by Landlord’s failure to promptly review, comment and approve the Clean-up plans and/or the condition of the Premises), then, commencing on the later of the termination of this Lease and sixty (60) days after Landlord's delivery of notice of such failure and that it elects to treat such failure as a holdover, Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3.
5.3.5    Confidentiality.   Unless compelled to do so by applicable law or court order or other civil process (such as a subpoena), Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by applicable law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to Tenant’s assignees and subtenants, if any, and bona fide prospective assignees, subtenants, purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 5.3.
5.3.6    Copies of Environmental Reports.   Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s use of Hazardous Materials on or in the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.
5.3.7    Closure Reports.   Landlord shall provide copies of all laboratory and/or Hazardous Materials closure reports to Tenant promptly following the date Landlord obtains possession of the same. Following the vacation and surrender of the Premises by the existing tenants, Landlord shall request copies of such laboratory and Hazardous Materials closure reports from the existing tenant.

5.3.8    Signs, Response Plans, Etc.   Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any applicable laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.
5.3.9    Survival.   Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.3 have been completely performed and satisfied.
6.    SERVICES AND UTILITIES
6.1    In General.   Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including, but not limited to heating, ventilation and air-conditioning, electricity, water, and telephone, and janitorial and interior Building security services.
6.1.1    All utilities (including without limitation, electricity, gas, sewer and water) to the Building which are separately metered at the Premises and shall be paid directly by Tenant to the applicable utility provider. To the extent that any utilities (including without limitation, electricity, gas, sewer and water) to the Building are not separately metered to the Premises, then Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt of billing, an equitable portion of the Building utility costs, based on Tenant's proportionate use thereof.
6.1.2    Landlord shall not provide janitorial services for the Premises. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with applicable laws. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with First Class Life Sciences Projects.
Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems. Provided that Landlord agrees to provide and maintain and keep in continuous service utility connections to the Project, including electricity, water and sewage connections, Landlord shall have no obligation to provide any services or utilities to the Building, including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and interior Building security services.
6.2    Interruption of Use.   Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.
6.3    Abatement of Rent.   In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease, each as a direct result of Landlord's, negligence or willful misconduct or breach of this Lease (and except to the extent such failure is caused in whole or in part by the action or inaction of Tenant) (any such set of circumstances as set forth in items (i) or (ii), above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice (the "Eligibility Period"), then the Base Rent, Tenant's Share of Direct Expenses, and Tenant's obligation, if any, to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant's business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not effectively conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises and Tenant's obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 5, 11 or 13 of this Lease, then Tenant's right to abate rent shall be governed by the terms of such Article 5, 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Except as provided in this Section 6.3, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.
6.4    Energy Performance Disclosure Information.   Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”). Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Energy Disclosure Requirements (the “Energy Disclosure Information”), and agrees that, to Tenant’s actual knowledge, Landlord has timely complied in full with Landlord’s obligations under the Energy Disclosure Requirements. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Building and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by applicable laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord’s failure to disclose such information. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Require ments, including, without limitation, any liabilities arising as a result of Landlord’s failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease. Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building. Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 6.3 shall survive the expiration or earlier termination of this Lease.
7.    REPAIRS
7.1    Tenant Repair Obligations.   Tenant shall, throughout the Term, but subject to Landlord’s obligations set forth in Section 1.1.1 above, at its sole cost and expense, maintain, repair, replace (subject to Sections 7.1.1, 7.4 and 11 below) and improve as required by the terms of this Lease, the Premises and Building and every part thereof in a good standard of maintenance, repair and replacement (subject to Sections 7.1.1, 7.4 and 11 below) as required, and in good and sanitary condition, all in accordance with the standards of First Class Life Sciences Projects, except for Landlord Repair Obligations and Landlord’s obligations under Section 7.4 and 11, whether or not such maintenance, repair, replacement (subject to Section 7.1.1 below) or improvement is required in order to comply with applicable Laws ("Tenant's Repair Obligations"), including, without limitation, the following: (1) glass, windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of both interior and exterior windows) and skylights; (2) interior and exterior doors, door frames and door closers; (3) interior lighting (including, without limitation, light bulbs and ballasts); (4) subject to Section 7.1.1 below, the plumbing, sewer, drainage, electrical, fire protection, life safety and security systems and equipment, existing heating, ventilation and air-conditioning systems, and all other mechanical, electrical and communications systems and equipment (collectively, the "Building Systems"), including without limitation (i) any specialty or supplemental Building Systems installed by or for Tenant and (ii) all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises; (5) all communications systems serving the Premises; (6) all of Tenant's security systems in or about or serving the Premises; (7) Tenant's signage; (8) interior demising walls and partitions (including painting and wall coverings), equipment, floors, and any roll-up doors, ramps and dock equipment; and (9) the non-structural portions of the roof of the Building, including the roof membrane and coverings. Tenant’s Repair Obligations also includes the routine maintenance of the load bearing and exterior walls of the Building, including, without limitation, any painting, sealing, patching and waterproofing of such walls. Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and, to the extent that Landlord notifies Tenant in writing of its intention to no longer arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing.
7.1.1    Landlord Capital Building Systems Replacements.   In the event that, as a part of Tenant's Repair Obligations, Tenant is required to replace any of Building Systems or the units of the Building System. which shall expressly exclude any supplement systems or units installed by or on behalf of Tenant in the Premises, as the result of the failure of such unit (as reasonably determined by Landlord) (the " Replacement Unit"), and not as a result of Tenant's failure to maintain same in accordance with the terms of Section 7.1, above, and the cost of such repair or replacement would be considered "capital in nature" under sound real estate management and accounting principles, then Tenant shall provide Landlord written notice of such Replacement Unit, and, provided that Landlord agrees with Tenant (which agreement shall not be unreasonably withheld, delayed or conditioned) that, in accordance with sound real estate management and accounting principles (including without limitation if the annual cost to repair such Replacement Unit exceeds the annual amortized cost of such Replacement Unit), such Replacement Unit does in fact need to be repaired or replaced, then Landlord shall install such Replacement Unit at Landlord's cost, provided that Landlord shall have the right to amortize the cost such Replacement Unit over the useful life of the Replacement Unit (determined in accordance with sound real estate management and accounting principles), in accordance with Section 4.2.4, above. Notwithstanding the foregoing, Tenant shall be responsible for the entire cost of improvements which are capital in nature (except that if the cost of replacing such Replacement Unit is covered by Landlord’s insurance, then Tenant shall be liable only for the deductible in connection therewith) which: (i) are necessitated by, but only to the extent necessitated by, the negligence or willful misconduct of the "Tenant Parties" as that term is defined in Section 10.1, below; (ii) are necessitated by, in whole or in part, but only to the extent necessitated by Tenant's failure to improve, maintain, service, repair or replace the Premises per the Tenant Repair Obligations as required in this Lease; (iii) are caused, in whole or in part, but only to the extent caused, by any breach by Tenant of this Article 7; or (iv) are modifications required to comply with Applicable Laws, but were triggered solely by Tenant's Alterations, the Tenant Improvements, or use of the Premises for other than the Permitted Use.
7.2    Service Contracts.   All Building Systems, including HVAC, main electrical, plumbing and fire/life- safety systems, shall be maintained and repaired (but replacements shall be governed by Section 7.1.1 above) by Tenant (i) in a commercially reasonable first-class condition, (ii) in accordance with any applicable manufacturer specifications relating to any particular component of such Building Systems, (iii) in accordance with applicable Laws. Tenant shall contract with qualified, experienced professional third-party service companies (a "Service Contract") and/or have same maintained, repaired and replaced by Tenant's "Facilities Team," as that term is defined below. Tenant hereby certifies to Landlord that, as of the date of this Lease, Tenant's in-house facilities management department (collectively, the "Facilities Team") is comprised of a multi-disciplined staff of highly trained, appropriately certified and professional facilities maintenance, repair and management personnel. If Tenant elects, from time to time, to have all or any portion of the Building Systems repaired and maintained by its Facilities Team, Tenant shall ensure that Tenant's employees providing such repair and maintenance services to the Building Systems have materially consistent levels of capability, certification and expertise with the levels of such Facilities Team as of the date of this Lease and as necessary to perform the work which such members are being asked to perform. Tenant shall regularly, in accordance with commercially reasonable standards, generate and maintain preventive maintenance records relating to each Building’s mechanical and main electrical systems, including life safety, and the central plant (“Preventative Maintenance Records”). In addition, upon Landlord’s request, Tenant shall deliver a copy of all current Service Contracts to Landlord and/or a copy of the Preventative Maintenance Records.
7.3    Landlord's Right to Perform Tenant's Repair Obligations.   Tenant shall notify Landlord in writing (except in the event of an emergency situation where there is an imminent risk of injury to persons or property) at least five (5) days prior to performing any material Tenant's Repair Obligations, including without limitation, any Tenant's Repair Obligation which affect the Building Systems or which is reasonably anticipated to cost more than $200,000.00. Upon receipt of such notice from Tenant, Landlord shall have the right to either (i) perform such material Tenant's Repair Obligation by delivering notice of such election to Tenant within five (5) business days following receipt of Tenant's notice, and Tenant shall pay Landlord the cost thereof (including Landlord's reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor, or (ii) require Tenant to perform such Tenant's Repair Obligation at Tenant's sole cost and expense. If Tenant fails to perform any Tenant's Repair Obligation within a reasonable time period, as reasonably determined by Landlord, then Landlord may, but need not, following delivery of notice to Tenant of such election, make such Tenant Repair Obligation, and Tenant shall pay Landlord the reasonable cost thereof, (including Landlord's reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor.
7.4    Landlord Repair Obligations.   Landlord shall be responsible for maintenance, repairs and replacements to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant (the "Landlord Repair Obligation"); provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense to the extent not covered by Landlord’s insurance, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any deductible in connection therewith.
7.5    Tenant's Right to Make Repairs.   Notwithstanding any provision to the contrary contained in this Lease, if Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord under this Lease with respect to repair and/or maintenance required in the Premises, including repairs to the portions of the Building located within the Premises that are Landlord’s responsibility under Section 7.4 (the “Base Building”), which event or circumstance with respect to the Base Building materially and adversely affects the conduct of Tenant’s business from the Premises, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of said notice (unless Landlord’s obligation cannot reasonably be performed within thirty (30) days, in which event Landlord shall be allowed additional time as is reasonably necessary to perform the obligation so long as Landlord begins performance within the initial thirty (30) days and diligently pursues performance to completion), or, in the event of an Emergency (as defined below), not later than five (5) business days after receipt of such notice, then Tenant shall have the right to undertake such actions as may be reasonably necessary to make such repairs if Landlord thereafter fails to commence corrective action within five (5) business days following Landlord's receipt of a second written notice from Tenant specifying that Tenant will undertake such actions if Landlord fails to timely do so (provided that such notice shall include the following language in bold, capitalized text: "IF LANDLORD FAILS TO COMMENCE THE REPAIRS DESCRIBED IN THIS LETTER WITHIN FIVE (5) BUSINESS DAYS FROM LANDLORD'S RECEIPT OF THIS LETTER, TENANT SHALL HAVE THE RIGHT TO PERFORM SUCH REPAIRS AT LANDLORD'S EXPENSE"; provided, however, that in no event shall Tenant undertake any actions that could materially or adversely affect the Base Building. Notwithstanding the foregoing, in the event of an Emergency, no second written notice shall be required as long as Tenant advises Landlord in the first written notice of Tenant's intent to perform such Emergency repairs if Landlord does not commence the same within such five (5) business day period, utilizing the language required in second notices. If such action was required under the terms of this Lease to be taken by Landlord and was not commenced by Landlord within such five (5) business day period and thereafter diligently pursued to completion, then Tenant shall be entitled to prompt reimbursement by Landlord of the reasonable out-of-pocket third-party costs and expenses actually incurred by Tenant in taking such action. If Tenant undertakes such corrective actions pursuant to this Section 7.3, then (a) the insurance and indemnity provisions set forth in this Lease shall apply to Tenant's performance of such corrective actions, (b) Tenant shall proceed in accordance with all applicable laws, (c) Tenant shall retain to perform such corrective actions only such reputable contractors and suppliers as are duly licensed and qualified, (d) Tenant shall effect such repairs in a good and workmanlike and commercially reasonable manner, (e) Tenant shall use new or like new materials, and (f) Tenant shall take reasonable efforts to minimize any material interference or impact on the other tenants and occupants of the Building. Promptly following completion of any work taken by Tenant pursuant to the terms of this Section 7.5, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto, and Landlord shall reimburse Tenant the amounts expended by Tenant in connection with such work, provided that Landlord shall have the right to reasonably object if Landlord claims that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive). For purposes of this Section 7.5, an "Emergency" shall mean an event threatening immediate and material danger to people located in the Building or immediate, material damage to the Building, Base Building, Alterations or creating a realistic possibility of an immediate and material interference with, or immediate and material interruption of a material aspect of Tenant's business operations.
8.ADDITIONS AND ALTERATIONS
8.1    Landlord's Consent to Alterations.   Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days' notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations (i) do not adversely affect the building systems or equipment, (ii) are not visible from the exterior of the Building, and (iii) cost less than $150,000.00 for a particular job of work. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.
8.2    Manner of Construction.   Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority). Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas; however, nothing set forth above shall require Tenant to use only union laborers or only non-union laborers. Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Mateo in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.
8.3    Payment for Improvements.   If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work.
8.4    Construction Insurance.   In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant's contractors and subcontractors shall be required to carry

(i) Commercial General Liability Insurance in an amount approved by Landlord, with Landlord, and, at Landlord's option, Landlord's property manager and project manager, as additional insureds in an amount approved by Landlord, and otherwise in accordance with the requirements of Article 10 of this Lease, and (ii) workers compensation insurance with a waiver of subrogation in favor of Landlord. If the cost of Alterations for a project undertaken by Tenant will exceed $500,000.00, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.
8.5    Landlord's Property.   All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time by Tenant or any of its agents, employees, contractors, subcontractors or other representatives, shall be at the sole cost of Tenant and shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord may, by written notice to given at the time of consent to an Alteration, require Tenant, at Tenant's expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.
9.    COVENANT AGAINST LIENS   Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) business days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then applicable laws). Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after receipt by Tenant of notice from Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.
10.    INSURANCE
10.1    Indemnification and Waiver.   Except to the extent due to the negligence, willful misconduct or violation of this Lease by Landlord or the Landlord Parties, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, lenders, any property manager and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Except to the extent due to the negligence, willful misconduct or violation of this Lease by Landlord or the Landlord Parties, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all claims, loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnification, defense, protection and hold harmless obligation of Tenant shall not apply to any claims, loss, actions, causes of action, judgements, demands, costs, damages, injuries, expenses and/or liabilities (including without limitation court costs and reasonable attorneys' fees) arising from any negligence or willful misconduct of Landlord or any Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the

Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers', accountants' and attorneys' fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.
10.2    Landlord's Insurance; Tenant's Compliance With Landlord's Property Insurance.   Landlord shall insure the Building tenant improvements and any alterations during the Lease Term against loss or damage under an "all risk" property insurance policy on a full replacement cost basis, with commercially reasonable deductibles. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage for the Building (i.e., not within the Premises) and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. The costs of such insurance shall be included in Operating Expenses, subject to the terms of Section 4.2.4. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. Tenant shall also provide Landlord and Landlord’s insurer(s) with such information regarding the use of the Premises and any damage to the Premises as they may require in connection with the placement of insurance for the Premises or the adjusting of any losses to the Premises.
10.3    Tenant's Insurance.   Tenant shall maintain the following coverages in the following amounts.
10.3.1    Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities including a contractual coverage, for limits of liability (on a per location basis with respect to the commercial general liability insurance coverage) of not less than:

Bodily Injury and	$5,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate

Personal Injury Liability	$3,000,000 each occurrence
$3,000,000 annual aggregate
10.3.2    Products and Completed Operations Insurance with limits of liability of not less than $5,000,000 in the aggregate covering the insured against claims of bodily injury and property damage. Such Products and Completed Operations Insurance will be written on a “claims made” basis and shall remain in place for two years after termination of this Lease.
10.3.3    Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "Original Improvements"), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" or "special form" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion. The foregoing notwithstanding, Tenant shall not be required to obtain flood insurance covering the Premises, Building, parcel upon which the Building is situated, the Tenant Improvements, Original Improvements or any other improvements, alterations or additions to the Premises, and accordingly, Tenant hereby acknowledges that Tenant is self-insuring the risk of flood damage to the Tenant Improvements, Original Improvements, furniture, fixtures or equipment or any other improvements, alterations or additions to or within the Premises and Tenant's election not to procure flood insurance shall in no event obligate Landlord to procure any flood insurance covering the Tenant Improvements, Original Improvements, furniture, fixtures or equipment or any other improvements, alterations or additions to or within the Premises nor contribute to the repair of any flood damage to the Tenant Improvements, Original Improvements, furniture, fixtures or equipment or any other improvements alterations or additions to or within the Premises.
10.3.4    Business Income Interruption for six (6) months plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.
10.3.5    Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations. The policy shall include a waiver of subrogation in favor of Landlord, its employees, Lenders and any property manager or partners.
10.4    Form of Policies.   The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured or loss payee, as applicable, including Landlord's managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A:VIII in Best's Insurance Guide or which is otherwise acceptable to Landlord and authorized to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (v) be commercially reasonable in form and content. Tenant shall promptly provide written notice of cancellation received by Tenant from its insurer. Tenant shall deliver said certificates of such policies to Landlord on or before the Lease Commencement Date and before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.
10.5    Subrogation.   Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies do now, or shall, contain the waiver of subrogation.
10.6    Additional Insurance Obligations.   Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord or Landlord's lender, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.
11.    DAMAGE AND DESTRUCTION
11.1    Repair of Damage to Premises by Landlord.   Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall use reasonable efforts to notify Tenant within sixty (60) days after the date of discovery of the damage whether Landlord will restore the Premises and Common Areas and, in Landlord’s reasonable judgment, the time period within which the restoration can be completed. If Landlord elects to restore Premises and Common Areas (as opposed to terminate the Lease if Landlord is eligible to do so pursuant to the terms of Section 11.2 below), Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the Premises and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises shall not be materially impaired and Landlord’s repair shall include the Tenant Improvements and Tenant’s Alterations installed in the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy for the Permitted Use, and the Premises, or applicable part thereof, are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the Permitted Use bears to the total rentable square feet of the Premises.
11.2    Landlord's Option to Repair.   Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies (excluding the amount of Landlord’s deductibles under such policies); or (iv) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums), Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in default under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises or any material part thereof; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises or any material part thereof.
11.3    Waiver of Statutory Provisions.   The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.
12.    NONWAIVER   No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.
13.    CONDEMNATION   If the whole or any material part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
14.    ASSIGNMENT AND SUBLETTING
14.1    Transfers.   Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord in each case not to exceed $2,5000 in the aggregate per proposed Transfer, within thirty (30) days after written request by Landlord.

14.2    Landlord's Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:
14.2.1    The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;
14.2.2    The Transferee is either a governmental agency or instrumentality thereof;
14.2.3    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or
14.2.4    The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease.
If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.
14.3    Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any " Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, and after deduction of (i) any costs of improvements made to the Subject Space in connection with such Transfer, (ii) brokerage commissions paid in connection with such Transfer, and (iii) reasonable legal fees incurred in connection with such Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord's applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.
14.4    Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause fifty percent (50%) or more of the Premises to be Transferred for more than fifty percent (50%) of the then remaining Lease Term (taking into account any extension of the Lease Term which has irrevocably exercised by Tenant), Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the Contemplated Transfer (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the "Nine Month Period") commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any conte mplated Transfer, as provided above in this Section 14.4.
14.5    Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to the calculation of the Transfer Premium in connection with a Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than four percent (4%), Tenant shall pay Landlord's costs of such audit.
14.6    Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant i s a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.
14.7    Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease (beyond the applicable notice and cure period), Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the T ransfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder (beyond the applicable notice and cure period), without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.
14.8    Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity that is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity that acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, or (iii) an assignment of the Premises to an entity that is the resulting entity of a merger or consolidation of Tenant with another entity (collectively, a "Permitted Transferee"), shall not be deemed a Transfer under this Article 14 (and for the avoidance of doubt, Sections 14.2, 14.3 and 14.4. shall not apply to such Transfer), provided that (A) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, (B) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (C) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, and (D) such Permitted Transferee described in subpart (ii) or (iii) above shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles ("Net Worth") at least equal to the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease. An assignee of Tenant's entire interest that is also a Permitted Transferee may also be known as a "Permitted Assignee". "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. No such permitted assignment or subletting shall serve to release Tenant from any of its obligations under this Lease.
15.    SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES
15.1    Surrender of Premises.   No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.
15.2    Removal of Tenant Property by Tenant.   Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder, and damage and destruction and condemnation excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.
15.3    Environmental Assessment.   In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least sixty (60) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an Environmental Assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to

Landlord (pursuant to a contract reasonably approved by Landlord and providing that Landlord can rely on the Environmental Assessment), which (i) evidences that the Premises are free and clear of any Hazardous Materials caused to be present by Tenant or any Tenant Parties; and (ii) includes a review of the Premises by an environmental consultant for asbestos, mold, fungus, spores, and other moisture conditions, on-site chemical use, and lead-based paint. If such Environmental Assessment reveals that remediation or Clean-up of Hazardous Materials caused to be present by Tenant or any Tenant Parties is required under any Environmental Laws, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and Clean-up, as more particularly provided in Section 5.3, above.
15.4    Condition of the Building and Premises Upon Surrender.   In addition to the above requirements of this Article 15, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, surrender the Premises and Building such that the same are in compliance with all Applicable Laws pertaining to Tenant’s use of the Premises and with Tenant having complied with all of Tenant’s obligations under this Lease, including those relating to improvement, repair, maintenance, compliance with law pertaining to Tenant’s use of the Premises , testing and other related obligations of Tenant set forth in Article 7 of this Lease. In the event that the Building and Premises shall be surrendered in a condition which does not comply with the terms of this Section 15.4, because Tenant failed to comply with its obligations set forth in Lease, then following thirty (30) days' notice to Tenant, during which thirty (30) day period Tenant shall have the right to cure such noncompliance, Landlord shall be entitled to expend all reasonable costs in order to cause the same to comply with the required condition upon surrender and Tenant shall immediately reimburse Landlord for all such costs upon notice and Tenant shall be deemed during the period that Tenant or Landlord, as the case may be, perform obligations relating to the Surrender Improvements to be in holdover under Article 16 of this Lease.
16.    HOLDING OVER   If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term. In either case, Base Rent shall be payable at a monthly rate equal to 150% of the Base Rent applicable during the last rental period of the Lease Term under this Lease and Tenant shall continue to be obligated to pay Tenant’s Share of Operating Expenses and Taxes during such holdover period. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Lan dlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within thirty (30) days following the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.
17.    ESTOPPEL CERTIFICATES   Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term (but not more than once in any calendar year unless in connection with the sale or proposed sale, or the financing/re financing, of the Project or any portion thereof, upon a default by Tenant beyond any applicable notice and cure period expressly set forth in this Lease, or upon the filing of bankruptcy by Tenant), Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.
18.    SUBORDINATION   Landlord hereby represents and warrants to Tenant that the Project is not currently subject to any ground lease, or to the lien of any mortgage or deed of trust. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election t o terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.
19.    DEFAULTS; REMEDIES
19.1    Events of Default.   The occurrence of any of the following shall constitute a default of this Lease by Tenant:
19.1.1    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after written notice thereof from Landlord to Tenant; or
19.1.2    Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or
19.1.3    Abandonment (as defined by California Civil Code Section 195.13 or any successor statute) of all or a substantial portion of the Premises by Tenant; or
19.1.4    The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than three (3) business days after notice from Landlord; or
The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.
19.2    Remedies Upon Default.   Upon the occurrence of any event of default by Tenant (that continues beyond the applicable cure period), Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:
(i)    The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus
(ii)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iii)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iv)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and
(v)    At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
19.2.2    Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.2.3    Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or rest rain or enjoin a violation or breach of any provision hereof.
19.3    Subleases of Tenant.   If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4    Efforts to Relet.   No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omissio n by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.
20.    COVENANT OF QUIET ENJOYMENT   Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.
21.    SECURITY DEPOSIT   Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within forty- five (45) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the California Civil Code, any successor statute, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the subject premises. Tenant acknowledges and agrees that (a) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Article 21, above, and (b) rather than be so limited, Landlord may claim from the Se curity Deposit (1) any and all sums expressly identified in this Article 21, above, and (2) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant's default of this Lease, including, but not limited to, all damages or rent due upon termination of Lease pursuant to Section 1951.2 of the California Civil Code.
22.    COMMUNICATIONS AND COMPUTER LINE   Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the "Lines"), provided that Tenant shall obtain Landlord's prior written consent (which shall not be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor approved in writing by Landlord (which shall not be unreasonably withheld, conditioned or delayed), and comply with all of the other provisions of Articles 7 and 8 of this Lease. Tenant shall pay all costs in connection therewith. Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant's sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.
23.    SIGNS
23.1    Exterior Signage.   Subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install (i) identification signage on the existing monument sign located at the Project, and (ii) at the entrance to the Building (collectively, "Tenant Signage"); provided, however, in no event shall Tenant's Signage include an "Objectionable Name," as that term is defined in Section 23.3, of this Lease. All such signage shall be subject to Tenant's obtaining all required governmental approvals. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant's sole cost and expense. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant's Signage (collectively, the "Sign Specifications") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project. Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining terms of this Lease shall be unaffected.
23.2    Objectionable Name.   Tenant's Signage shall not include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "Objectionable Name"). The parties hereby agree that the following name, or any reasonable derivation thereof, shall be deemed not to constitute an Objectionable Name: "Genomic Health, Inc." or “Exact Sciences Corporation”.
23.3    Prohibited Signage and Other Items.   Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.
23.4    Termination of Right to Tenant's Signage.   The rights contained in this Article 23 shall be personal to Original Tenant and its Permitted Assignee, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) to the extent (x) they are not in default under this Lease (beyond any applicable notice and cure period) and (y) if they occupy at least seventy-five percent (75%) of the Premises.
24.    COMPLIANCE WITH LAW   Landlord shall promptly comply with and be responsible, at its sole cost and expense, except to the extent permitted to be included in Operating Expenses pursuant to Section 4.2.4 above, to comply with all Applicable Laws with respect to the Base Building and Common Areas. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws"), and Tenant’s use of the Premises will comply with Applicable Laws. At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws (except to the extent such are Landlord’s responsibility) (including the making of any alterations to the Premises required by such governmental measures) which relate to (i) the Alterations or the Tenant Improvements in the Premises, or (ii) the "Base Building" (which shall include the Building Structure, and the public restrooms, exit stairwells and the Building Systems located in the internal core of the Buildings on the floor or floors on which the Premises is located), but, as to the Base Building, only to the extent such obligations are triggered by Tenant's Alterations, Tenant’s particular Tenant Improvements (as opposed to the fact that tenant improvements are being performed generally), or Tenant's specific manner of use (i.e., any use other than general office use or general laboratory use) of the Premises. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all Alterations to the Building and Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24 to the extent arising out of any of the matters referred to in clauses (i), and/or (ii) of this Section 24 above. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed); and (b) pursuant to Article 24 below, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards noted by a CASp inspection requested by Tenant, then Tenant shall, at Landlord's option, either perform such repairs at Tenant's sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.
25.    LATE CHARGES   If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after Tenant's receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.
26.    LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
26.1    Landlord's Cure.   All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.
26.2    Tenant's Reimbursement.   Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Section 10.1 of this Lease for which Tenant indemnifies Landlord ; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent that is due and owing or in enforcing or attempting to enforce against Tenant any rights of Landlord under this Lease or pursuant to law where Landlord is the prevailing party, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.
27.    ENTRY BY LANDLORD   Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then applicable law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's use of or access to the Premises in connection with any such entry
28.    TENANT PARKING   Tenant shall have the right to use, at no additional cost or charge to Tenant during the initial Lease Term (and after the initial Lease term Landlord shall only charge for parking to the extent consistent with the practices of landlords of Comparable Buildings) , the amount of parking set forth in Section 9 of the Summary, in the on-site and/or off-site, as the case may be, parking facility (or facilities) which serve the Project. Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and shall reasonably cooperate in seeing that Tenant's employees and visitors also comply with such rules and regulations. Tenant's use of the Project parking facility shall be at Tenant's sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever, except in the event of the gross negligence or willful misconduct of Landlord or any Landlord Parties, for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant's, its employees' and/or visitors' use of the parking facilities.
29.    MISCELLANEOUS PROVISIONS
29.1    Terms; Captions.   The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
29.2    Binding Effect.   Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.
29.3    No Air Rights.   No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.
29.4    Short Form of Lease.   At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.
29.5    Transfer of Landlord's Interest.   Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease first accruing from and after the effective date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder first arising after the date of transfer and such transferee shall have fully assumed in writing to be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.
29.6    Prohibition Against Recording.   Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7    Landlord's Title.   Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.
29.8    Relationship of Parties.   Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
29.9    Application of Payments.   Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
29.10    Time of Essence.   Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
29.11    Partial Invalidity.   If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
29.12    No Warranty.   In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.
29.13    Landlord Exculpation.   The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building including any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom; similarly, notwithstanding any contrary provision herein, except and then only to the extent as set forth in Article 16 above, neither Tenant nor the Tenant Parties shall be liable under any circumstances for injury or damage to, or interference with, Landlord’s business, including but not limited to, lo ss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.
29.14    Entire Agreement.   It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.
29.15    Right to Lease.   Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.
29.16    Force Majeure.   Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.
29.17    Waiver of Redemption by Tenant.   Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.
29.18    Notices.   All notices, demands, statements, designations, approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate addresses set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:
HCP LS Redwood City, LLC
c/o HCP, Inc.
1920 Main Street, Suite 1200
Irvine, CA 92614
Attention: Legal Department
and:
HCP LS Redwood City, LLC
c/o HCP Life Science Estates
950 Tower Lane, Suite 1650
Foster City, CA 94404
and
Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars
Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.

29.19    Joint and Several.   If there is more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
29.20    Authority.   If Tenant is a corporation, trust or partnership Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after written request by Landlord, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in the State of California. If Landlord is a corporation, trust or partnership, Landlord hereby represents and warrants that Landlord is a duly formed and existing entity qualified to do business in the State of California and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so.
29.21    Attorneys' Fees.   In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
29.22    Governing Law; WAIVER OF TRIAL BY JURY.   This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TO THE EXTENT WAIVER OF A JURY TRIAL IS PERMITTED BY LAW, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.
29.23    Submission of Lease.   Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
29.24    Brokers.   Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord agrees to pay a leasing commission to Brokers in connection with this Lease pursuant to a separate agreement between Landlord and the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.
29.25    Independent Covenants.   This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled, except to the extent otherwise expressly provided in Section 7.5 above, to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.
29.26    Project or Building Name, Address and Signage.   Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.
29.27    Counterparts.   This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.
29.28    Confidentiality.   Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants. Tenant also shall be entitled to provide a copy of this Lease or disclose its contents to any prospective assignee or subtenant or to the extent such disclosure is required by applicable law, court order or other civil process (such as a subpoena) or regulatory requirement. Tenant may also disclose this Lease to Exact Sciences Corporation, the parent company of Tenant.
29.29    Development of the Project.
29.29.1    Subdivision.   Landlord reserves the right to subdivide all or a portion of the buildings and Common Areas. Tenant agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith; provided, however, in no event shall such subdivision or documents diminish any of Tenant’s rights hereunder or increase any of Tenant’s obligations hereunder. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant's payment of Tenant's Share of Direct Expenses.
29.29.2    Construction of Property and Other Improvements.   Tenant acknowledges that portions of the Project may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. Landlord shall use commercially reasonable efforts to minimize the impact of such construction. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.
29.30    No Violation.   Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.
29.31    Transportation Management.   Tenant shall fully comply with all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv)

working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.
29.32    Guaranty.   This Lease is subject to and conditioned upon Tenant delivering to Landlord, concurrently with Tenant's execution and delivery of this Lease, a guaranty in the form attached hereto as Exhibit F, which guaranty shall be fully executed by and binding upon EXACT SCIENCES CORPORATION, a Delaware corporation. Tenant hereby expressly waives any and all of the benefits under the second sentence of California Civil Code Section 2822(a) with respect to the Guaranty, and agrees that Landlord (not Tenant) may designate the portion of Tenant's Lease obligations that are satisfied by a partial payment by Tenant.
IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD		TENANT:

HCP LS REDWOOD CITY, LLC.		GENOMIC HEALTH, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Scott Bohn	By:	/s/ Kevin Conroy
	Scott Bohn		Kevin Conroy
	Print Name	Its:	CEO
Its:	Senior Vice President		12/26/2019

/s/ Jeff Elliott
Jeff Elliott

CFO

12/26/2019

EXHIBIT A
SEAPORT CENTRE
OUTLINE OF PREMISES

EXHIBIT A

EXHIBIT A-1
SEAPORT CENTRE
PROJECT SITE PLAN

EXHIBIT A-1

EXHIBIT B
SEAPORT CENTRE
TENANT WORK LETTER
This Tenant Work Letter shall set forth the terms and conditions relating to the initial improvement of the Premises for Tenant following the date of this Lease. This Tenant Work Letter is essentially organized chronologically and addresses the issues of construction, in sequence, as such issues will arise during construction in the Premises.
SECTION 1
CONDITION OF PREMISES
Subject to the provisions of Section 1.1.1 of this Lease, Tenant shall accept the Premises in their existing, "as-is" condition on the date of delivery thereof to Tenant. Except for the payment of the Tenant Improvement Allowance as provided in Section 2, below, Landlord shall have no obligation to make or pay for any improvements to the Premises; however, the foregoing shall not excuse Landlord from any of its maintenance, repair, replacement or restoration obligations under the Lease.
SECTION 2
TENANT IMPROVEMENTS
2.1    Tenant Improvement Allowance.   Tenant shall be entitled to use the "Tenant Improvement Allowance", as defined in Section 5 of the Summary to this Lease, for the costs relating to the initial design and construction of Tenant's improvements, which are permanently affixed to the Premises or which are "Tenant Improvement Allowance Items," as that term is defined in Section 2.2.1, below (collectively, the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter or otherwise in connection with Tenant's construction of the Tenant Improvements or any Tenant Improvement Allowance Items, as defined below, in a total amount which exceeds the sum of the Tenant Improvement Allowance. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant given concurrently with Landlord's approval of the "Final Working Drawings", as that term is defined in Section 3.3, below, require Tenant, prior to the end of the Lease Term, or any earlier termination of this Lease, at Tenant's expense, to remove any Tenant Improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a Building standard general office condition. Any portion of the Tenant Improvement Allowance for which disbursement has not been requested by the end of the first eighteen (18) months following the Lease Commencement Date, shall revert to Landlord and Tenant shall have no further rights with respect thereto.
2.2    Disbursement of the Tenant Improvement Allowance.
2.2.1    Tenant Improvement Allowance Items.   Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):
2.2.1.1    Payment of all reasonable fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, project management fees, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.2 of this Tenant Work Letter;
2.2.1.2    The payment of plan check, permit and license fees relating to construction of the Tenant Improvements and fees for processing of applications for all governmental authorizations, approvals, licenses and permits relating to the construction of the Tenant Improvements;

EXHIBIT B

2.2.1.3    The payment for all demolition and removal of existing improvements in the
2.2.1.4    The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, costs incurred for removal of existing furniture, fixtures or equipment in the Premises, hoisting and trash removal costs, costs to purchase and install in the Premises equipment customarily incorporated into laboratory improvements or laboratory utility systems, including, without limitation, UPS, DI Systems, boilers, air compressors, glass/cage washers and autoclaves, painting, and contractors' fees and general conditions and cost of installing standard utility services (e.g. standard HVAC controls and distribution facilities, standard electrical panels, wiring, fixtures, switches and receptacles);
2.2.1.5    The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
2.2.1.6    The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code");
2.2.1.7    Fees of space planners, design professionals, attorneys and others providing professional or extra services in connection with the construction of the Tenant Improvements;
2.2.1.8    Sales and use taxes;
2.2.1.9    Subject to Section 2.2, above, all other actual out-of-pocket costs expended by Landlord in connection with the construction of the Tenant Improvements, including, without limitation, costs expended by Landlord pursuant to Section 4.1.1 of this Tenant Work Letter, below.
2.2.2    Disbursement of Tenant Improvement Allowance.   During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.
2.2.2.1    Monthly Disbursements.   On or before the fifth (5th) day of each calendar month, during the design and construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for reimbursement or payment of amounts paid or to be paid to the "Contractor," as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, including, the Architect and Engineers, as the case may be, and other third parties (such as the manufacturer, seller or distributor of any equipment that is pre-ordered by Tenant and to be incorporated into the Tenant Improvements, whether or not such pre-ordered equipment is actually incorporated into the Tenant Improvements by the end of the eighteenth (18th) month following the Lease Commencement Date) for labor rendered and materials for the Premises; (iii) executed mechanic's lien releases, as applicable, from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Within forty-five (45) days thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant as set forth in this Section 2.2.3.1, above (or, subject to the terms of Section 4.2.1, below, a percentage thereof), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance, provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.5 below, or due to any substandard work. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.
2.2.2.2    Final Deliveries.   Following the completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord properly executed final mechanic's lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from all of Tenant's Agents, and a certificate certifying or confirming that the construction of the Tenant Improvements in the Premises has been

EXHIBIT B

substantially completed. Tenant shall record a valid Notice of Completion in accordance with the requirements of Section 4.3 of this Tenant Work Letter.
2.2.2.3    Other Terms.   Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance have been made available shall be deemed Landlord's property under the terms of this Lease.
2.3     Failure to Disburse the Tenant Improvement Allowance.   To the extent that Landlord fails to make payments from the Tenant Improvement Allowance in accordance with the terms of this Tenant Work Letter, and such amounts remain unpaid for forty-five (45) days after Tenant’s request for disbursement as described in this Tenant Work Letter, then without limiting Tenant's other remedies under the Lease, Tenant may, after Landlord's failure to pay such amounts within ten (10) business days after Tenant's delivery of a second notice from Tenant delivered after the expiration of such 45-day period, pay the same and deduct the amount thereof, together with interest at the interest rate set forth in Section 25, from the Rent next due and owning under the Lease. Notwithstanding the foregoing, if during either the 45-day or 10-day period set forth above, Landlord (i) delivers notice to Tenant that it disputes any portion of the amounts claimed to be due (the "Allowance Dispute Notice"), and (ii) pays any amounts not in dispute, Tenant shall have no right to offset any amounts against rent, but may institute proceedings to recover such amounts from Landlord.
2.4    Building Standards.   The quality of Tenant Improvements shall be in keeping with the existing improvements in the Premises.
SECTION 3
CONSTRUCTION DRAWINGS
3.1    Selection of Architect.   Tenant shall retain an architect/space planner (the "Architect") approved in advance by Landlord (which approval shall not be unreasonably withheld) to prepare the Final Space Plan and Final Working Drawings as provided in Section 3.2 and 3.3, below. Tenant shall retain the engineering consultants or design/build subcontractors designated by Tenant and reasonably approved in advance by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises, which work is not part of the Base Building. All such plans and drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of any plans or drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.
3.2    Final Space Plan.   Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, labs, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. If Landlord fails to respond to the Final Space Plan within the five (5) business day period set forth above, Tenant may send Landlord a reminder notice setting forth such failure containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size: “LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN THREE (3) BUSINESS DAYS SHALL RESULT IN LANDLORD'S DEEMED APPROVAL OF TENANT'S FINAL SPACE PLAN” (the "Final Space Plan Reminder Notice"). Any such Final Space Plan Reminder Notice shall include a complete copy of the Final Space Plan. If Landlord fails to respond within three (3) business days after receipt of a Final Space Plan Reminder Notice, then the Final Space Plan shall be deemed approved by Landlord.

EXHIBIT B

3.3    Final Working Drawings.   After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, Title 24 calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is sufficiently complete to allow all of Tenant's Agents to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect and detailing what changes need to made to such Final Working Drawings to make them acceptable to Landlord. If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised in accordance with such review and any disapproval of Landlord in connection therewith. If Landlord fails to respond to the Final Working Drawings within the ten (10) business day period set forth above, Tenant may send Landlord a reminder notice setting forth such failure containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size: “LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN LANDLORD'S DEEMED APPROVAL OF TENANT'S FINAL WORKING DRAWINGS” (the "Final Working Drawings Reminder Notice"). Any such Final Working Drawings Reminder Notice shall include a complete copy of the Final Working Drawings. If Landlord fails to respond within five (5) business days after receipt of a Final Working Drawings Reminder Notice, then the Final Working Drawings shall be deemed approved by Landlord.
3.5    Approved Working Drawings.   The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant. Concurrently with Tenant's delivery of the Final Working Drawings to Landlord for Landlord's approval, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings (other than minor field changes) may be made without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed.
SECTION 4
CONSTRUCTION OF THE TENANT IMPROVEMENTS
4.1    Tenant's Selection of Contractors.
4.1.1    The Contractor; Landlord's Project Manager.    Tenant shall retain a licensed general contractor, approved in advance by Landlord, to construct the Tenant Improvements ("Contractor"). Landlord's approval of the Contractor shall not be unreasonably withheld. Landlord shall retain Project Management Advisors, Inc. ("PMA") as a third party project manager for construction oversight of the Tenant Improvements on behalf of Landlord, and Tenant shall pay a fee to Landlord with respect to the PMA services equal to 2.65% of the Tenant Improvement Allowance.
4.1.2    Tenant's Agents.   All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as " Tenant's Agents"). The subcontractors used by Tenant for mechanical, plumbing, electrical and fire life-safety work, but not any laborers, materialmen, and suppliers, must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, Tenant shall submit other proposed subcontractors for Landlord's written approval.
4.2    Construction of Tenant Improvements by Tenant's Agents.
4.2.1    Construction Contract; Cost Budget.     Tenant shall engage the Contractor under a commercially reasonable and customary construction contract (collectively, the "Contract"). Prior to the

EXHIBIT B

commencement of the construction of any Phase of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the relevant Phase of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the estimated total costs of the work of the relevant Phase of the Tenant Improvements (each, a "Final Budget"). Any costs of design and construction of the Tenant Improvements in excess of the Tenant Improvement Allowance shall be paid by Tenant out of its own funds once the Tenant Improvement Allowance is exhausted, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.
4.2.2    Tenant's Agents.
4.2.2.1    Compliance with Drawings and Schedule.     Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; and (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall exercise commercially reasonable efforts to adhere to such corrected schedule.
4.2.2.2    Indemnity.    Tenant's indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission (where Tenant has a legal duty to act) of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, in connection with the construction of the Tenant Improvements, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises. The foregoing indemnity shall not apply to claims caused by the negligence or willful misconduct of Landlord, its member partners, shareholders, officers, directors, agents, employees, and/or contractors.
4.2.2.2    Requirements of Tenant's Agents.    Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of substantial completion of the work under the Contract ("Substantial Completion"). Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after Substantial Completion. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
4.2.2.4    Insurance Requirements.
4.2.2.4.1    General Coverages.   All of Tenant's Agents shall carry the following insurance with insurers having a minimum A.M. best rating of A- VIII or better (i) worker's compensation insurance covering all of Tenant's Agents' respective employees with a waiver of subrogation in favor of Landlord and the property manager, (ii) general liability insurance with a limit of not less than $1,000,000 per occurrence and $2,000,000 general aggregate, including products/completed operations and contractual coverage, and including Landlord and its property manager as additional insureds, and (ii) if the cost of such Tenant Improvements exceeds $100,000 in the aggregate, then Builders Risk insurance covering the construction of the Tenant Improvements, and such policy shall include Landlord as an additional insured.
4.2.2.4.2    Intentionally Omitted.

EXHIBIT B

4.2.2.4.3    General Terms.    Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will endeavor to give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall promptly repair, or cause to be repaired, the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for three (3) years following completion of the work. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.
4.2.2    Governmental Compliance.    The Tenant Improvements shall comply in all respects with the following: (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.
4.2.4    Inspection by Landlord.    Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, on the grounds that the construction is defective or fails to comply with the Approved Working Drawings, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any such defects or deviations shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists that might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord reasonably deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's reasonable satisfaction.
4.2.5    Meetings.    Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's reasonable request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.
4.3    Notice of Completion; Copy of Record Set of Plans.    Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a valid Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (x) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (y) to certify, state or confirm to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification, statement or confirmation shall survive the expiration or termination of this Lease, and (z) to deliver to Landlord two (2) sets of copies of such record set of drawings (hard copy and CAD files) within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises. Within fifteen (15) days after request by Tenant following the Substantial Completion of the Tenant Improvements, Landlord will acknowledge its approval of the Tenant Improvements (provided that such approval has been granted) by placing its signature on a

EXHIBIT B

Contractor’s Certificate of Substantial Completion fully executed by the Architect, Contractor and Tenant. Landlord’s approval shall not create any contingent liabilities for Landlord with respect to any latent quality, design, Code compliance or other like matters that may arise subsequent to Landlord’s approval.
SECTION 5
MISCELLANEOUS
5.1    Tenant's Representative.   Tenant has designated James Page, its Senior Director Workplace Services as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who shall each have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.
5.2    Landlord's Representative.   Landlord has designated PMA, as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.
5.3    Time is of the Essence in This Tenant Work Letter.   Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
5.4    Tenant's Lease Default.   Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, if any default by Tenant under the Lease or this Tenant Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs at any time on or before the substantial completion of the Tenant Improvements and such default remains uncured ten (10) days following Landlord's notice of such default to Tenant, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements and any costs occasioned thereby).

EXHIBIT B

EXHIBIT C
SEAPORT CENTRE
NOTICE OF LEASE TERM DATES

To:

Re:	Lease dated , 20 between a , a
("Landlord"), and                                    , a                                        ("Tenant")
concerning Suite                     on floor(s)                       of the building located at
                                           , California.
Gentlemen:
In accordance with the Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	Rent commenced to accrue on , in the amount of .

3.
If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at .

5.	The exact number of rentable square feet within the Premises is square feet.

6.	Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is %.

"Landlord":

,
a

By:
Its:

EXHIBIT C

Agreed to and Accepted as
of              , 200   .

"Tenant":

a

By:
Its:

EXHIBIT C

EXHIBIT D
SEAPORT CENTRE
FORM OF TENANT'S ESTOPPEL CERTIFICATE
The undersigned as Tenant under that certain Lease (the "Lease") made and entered into as of                    , 20     by and between                                       as Landlord, and the undersigned as Tenant, for Premises consisting of the entire office building located at                                                       , California, certifies as follows:
1.Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.
2.The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                      , and the Lease Term expires on                   , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project, except as follows:                .
3.Base Rent became payable on                         .
4.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
5.Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:
6.Intentionally omitted.
7.All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                         . The current monthly installment of Base Rent is$                             .
8.To Tenant’s actual knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder . In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.
9.No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, the full amount of such security deposit.
10.As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

EXHIBIT D

11.If Tenant is a corporation or partnership Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
12.There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
13.To Tenant’s actual knowledge, Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. To Tenant’s actual knowledge, Tenant has never permitted or suffered the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.
14.To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned (subject to any warranty work required to be performed by Landlord) and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. To the undersigned’s knowledge, all work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.
The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.
Executed at                               on the          day of                         , 20__.

"Tenant":

,
a

By:
Its:

By:
Its:

EXHIBIT D

EXHIBIT E
SEAPORT CENTRE
ENVIRONMENTAL QUESTIONNAIRE
ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Tenant Name:
Lease Address:
Lease Type (check correct box - right click to properties):	☐	Primary Lease/Lessee
	☐	Sublease from:
Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION
Describe planned site use, including a brief description of manufacturing processes and/or pilot plants planned for this site, if any.

2.0	HAZARDOUS MATERIALS - OTHER THAN WASTE
Will (or are) non-waste hazardous materials be/being used or stored at this site? If so, continue with the next question. If not, go to Section 3.0.

2-1	Are any of the following materials handled on the Property? ☐ Yes ☐ No
[A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.] If YES, check (right click to properties) the applicable correct Fire Code hazard categories below.

☐	Combustible dusts/fibers	☐	Explosives	☐	Flammable liquids
☐	Combustible liquids (e.g., oils)	☐	Compressed gas - inert	☐	Flammable solids/pyrophorics
☐	Cryogenic liquids - inert	☐	Compressed gas - flammable/pyrophoric	☐	Organic peroxides
☐	Cryogenic liquids - flammable	☐	Compressed gas - oxidizing	☐	Oxidizers - solid or liquid
☐	Cryogenic liquids - oxidizing	☐	Compressed gas - toxic	☐	Reactives - unstable or water reactive
☐	Corrosives - solid or liquid	☐	Compressed gas - corrosive	☐	Toxics - solid or liquid

2-2
For all materials checked in Section 2.1 above, please list the specific material(s), use(s), and quantities of each used or stored on the site in the table below; or attach a separate inventory. NOTE: If proprietary, the constituents need not be named but the hazard information and volumes are required.

Exhibit E

Material/ Chemical	Physical State (Solid, Liquid, or Gas)	Container Size	Number of Containers Used & Stored	Total Quantity	Units (pounds for solids, gallons or liters for liquids, &

2-3	Describe the planned storage area location(s) for the materials in Section 2-2 above. Include site maps and drawings as appropriate.

2-4	Other hazardous materials. Check below (right click to properties) if applicable. NOTE: If either of the latter

Exhibit E

two are checked (BSL-3 and/or radioisotope/radiation), be advised that not all lease locations/cities or lease agreements allow these hazards; and if either of these hazards are planned, additional information will be required with copies of oversight agency authorizations/licenses as they become available.

☐	Risk Group 2/Biosafety Level-2 Biohazards	☐	Risk Group 3/Biosafety Level-3 Biohazards	☐	Radioisotopes/Radiation

3-0	HAZARDOUS WASTE (i.e., REGULATED CHEMICAL WASTE)
Are (or will) hazardous wastes (be) generated?    ☐  Yes     ☐  No
If YES, continue with the next question. If not, skip this section and go to section 4.0.

3-1	Are or will any of the following hazardous (CHEMICAL) wastes generated, handled, or disposed of (where applicable and allowed) on the property?

☐	Liquids	☐	Process sludges	☐	PCBs
☐	Solids	☐	Metals	☐	wastewater

3-2	List and estimate the quantities of hazardous waste identified in Question 3-1 above.

HAZRDOUS (CHEMICAL) WASTE GENERATED	SOURCE	WASTE TYPE		APPROX. MONTHLY QUANTITY with units	DISPOSITION [e.g., off-site landfill, incineration, fuel blending scrap metal; wastewater neutralization (onsite or off-site)]
		RCRA listed (federal)	Non- RCRA (Calif- ornia ONLY or recycle)
		☐	☐
		☐	☐
		☐	☐
		☐	☐
		☐	☐

3-3	Waste characterization by: Process knowledge ☐ EPA lab analysis ☐ Both ☐

3-4	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility if applicable. Attach separate pages as necessary. If not yet known, write “TBD.”

Hazardous Waste Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-5
Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? NOTE: This does NOT mean fume hoods; examples include air scrubbers, cyclones, carbon or HEPA filters at building exhaust fans, sedimentation tanks, pH neutralization systems for wastewater, etc.

☐  Yes     ☐  No

If YES, please list/describe:

Exhibit E

4-0	OTHER REGULATED WASTE ( i. e. , REGULATED B IO LO GICAL WASTE, referred to as “Medical Waste” in California )

4-1	Will (or do) you generate medical waste? ☐ Yes ☐ No If NO, skip to Section 5.0.

4-2	Check the types of waste that will be generated, all of which fall under the California Medical Waste Act:

☐	Contaminated sharps (i.e., if contaminated with ≥ Risk Group 2 materials)	☐	Animal carcasses	☐	Pathology waste known or suspected to be contaminated with ≥ Risk Group 2 pathogens)
☐	Red bag biohazardous waste (i.e., with ≥ Risk Group 2 materials) for autoclaving	☐	Human or non-human primate blood, tissues, etc. (e.g., clinical specimens)	☐	Trace Chemotherapeutic Waste and/or Pharmaceutical waste NOT otherwise regulated as RCRA chemical waste

4-3	What vendor will be used for off-site autoclaving and/or incineration?

4.5	Do you have a Medical Waste Permit for this site? ☐ Yes ☐ No, not required.
☐  No, but an application will be submitted.

5-0	UNDERGROUND STORAGE TANKS (USTS) & ABOVEGROUND STORAGE TANKS (ASTS)

5-1
Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?   ☐  Yes     ☐  No

NOTE: If you will have your own diesel emergency power generator, then you will have at least one AST! [NOTE: If a backup generator services multiple tenants, then the landlord usually handles the permits.]
If NO, skip to section 6.0. If YES, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

UST or AST	Capacity (gallons)	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*NOTE: The following are examples of leak detection / spill prevention measures: integrity testing, inventory reconciliation, leak detection system, overfill spill protection, secondary containment, cathodic protection.

5-2	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

5-3	Is the UST/AST registered and permitted with the appropriate regulatory agencies? ☐ Yes ☐ No, not yet
If YES, please attach a copy of the required permit(s). See Section 7-1 for the oversight agencies that issue permits, with the exception of those for diesel emergency power generators which are permitted by the local Air Quality District (Bay Area Air Quality Management District = BAAQMD; or San Diego Air Pollution Control District = San Diego APCD).

5-4	If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked,

Exhibit E

please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

5-5	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?
☐  Yes     ☐  No
If YES, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

5-6	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?
☐  Yes     ☐  No
For new tenants, are installations of this type required for the planned operations?   ☐  Yes     ☐  No
If YES to either question in this section 5-6, please describe.

6.0	ASBESTOS CONTAINING BUILDING MATERIALS
Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

7.0	OTHER REGULATORY PERMITS/REQUIREMENTS

7-1.
Does the operation have or require an industrial wastewater permit to discharge into the local National Pollutant Discharge Elimination System (NPDES)? [Example: This applies when wastewater from equipment cleaning is routed through a pH neutralization system prior to discharge into the sanitary or lab sewer for certain pharmaceutical manufacturing wastewater; etc.] Permits are obtained from the regional sanitation district that is treating wastewater.

☐  Yes   ☐  No   ☐  No, but one will be prepared and submitted to the Landlord property management company.
If so, please attach a copy of this permit or provide it later when it has been prepared.

7-2.
Has a Hazardous Materials Business Plan (HMBP) been developed for the site and submitted via the State of California Electronic Reporting System (CERS)? [NOTE: The trigger limits for having to do this are ≥ 200 cubic feet if any one type of compressed gas(except for carbon dioxide and inert simple asphyxiant gases, which have a higher trigger limit of ≥ 1,000 cubic feet); ≥ 55 gallons if any one type of hazardous chemical liquid; and ≥500 pounds of any one type of hazardous chemical solid. So a full-sixe gas cylinder and a 260- liter of liquid nitrogen are triggers! Don’t forget the diesel fuel in a backup emergency generator if the diesel tank size is ≥ 55 gallons and it is permitted under the tenant (rather than under the landlord).] NOTE: Each local Certified Unified Program Agency (CUPA) in California governs the HMBP process so start there. Examples: the CUPA for cities in San Mateo County is the County Environmental Health Department; the CUPA for the City of Hayward, CA is the Hayward Fire Department; the CUPA for Mountain View is the Mountain View Fire Department; and, the CUPA for San Diego is the County of San Diego Hazardous Materials Division (HMD),

Exhibit E

☐  Yes   ☐  No, not required.    ☐  No, but one will be prepared and submitted, and a copy will be provided to the landlord property management company.
If one has been completed, please attach a copy. Continue to provide updated versions as they are completed. This is a legal requirement in that State law requires that the owner/operator of a business located on leased or rented real property shall notify, in writing, the owner of the property that the business is subject to and is in compliance with the Hazardous Materials Business Plan requirements (Health and Safety Code Chapter 6.95 Section 25505.1).

7-3.
NOTE: Please be advised that if you are involved in any tenant improvements that require a construction permit, you will be asked to provide the local city with a Hazardous Materials Inventory Statement (HMIS) to ensure that your hazardous chemicals fall within the applicable Fire Code fire control area limits for the applicable construction occupancy of the particular building. The HMIS will include much of the information listed in Section 2-2. Neither the landlord nor the landlord’s property management company expressly warrants that the inventory provided in Section 2-2 will necessarily meet the applicable California Fire Code fire control area limits for building occupancy, especially in shared tenant occupancy situations. It is the responsibility of the tenant to ensure that a facility and site can legally handle the intended operations and hazardous materials desired/ needed for its operations, but the landlord is happy to assist in this determination when possible.

CERTIFICATION
I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

Exhibit E

EXHIBIT F
GUARANTY OF LEASE
THIS GUARANTY OF LEASE (this "Guaranty") is made as of December 20, 2019, by EXACT SCIENCES CORPORATION, a Delaware corporation (the "Guarantor"), in favor of HCP LS REDWOOD CITY, LLC, a Delaware limited partnership ("Landlord").
WHEREAS, Landlord and GENOMIC HEALTH, INC., a Delaware corporation ("Tenant") desire to enter into that certain Lease dated December 20, 2019 (the "Lease") concerning the premises in the building located at 200 Chesapeake Drive, Redwood City, CA.
WHEREAS, Guarantor has a financial interest in the Tenant; and
WHEREAS, Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty.
NOW, THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute said Lease, Guarantor hereby absolutely, presently, continually, unconditionally and irrevocably guarantees the prompt payment by Tenant of all rentals and other sums payable by Tenant under said Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Tenant, and further agrees as follows:
1.It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, and Guarantor does guaranty and promise to perform all of the obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released or changed and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of said Lease as so changed, modified, amended, compromised, released, altered or assigned; provided, however, no amendment, modification or change of the Lease that would increase the obligations of Guarantor under this Guaranty shall be effective as against Guarantor unless Guarantor has consented thereto in writing.
2.This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease (including, without limitation, Tenant) or any other guarantor, including without limitation, any other Guarantor named herein, from any liability with respect to Guarantor's obligations hereunder.
3.Guarantor's liability under this Guaranty shall continue until all rents due under the Lease have been paid in full in cash and until all other obligations to Landlord have been satisfied, and shall not be reduced by virtue of any payment by Tenant of any amount due under the Lease. If all or any portion of Tenant's obligations under the Lease is paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise.
4.Guarantor warrants and represents to Landlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant's financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue pursuant to the Lease, with or without notice to Tenant, in the event of default under the Lease. So long as any of the Guarantor's obligations hereunder remains unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant's financial condition and the performance of said obligations.

EXHIBIT F

5.Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any sums due under the Lease by Tenant or in the performance of any other obligation of Tenant under the Lease and such default shall continue beyond any applicable notice and cure period under the Lease, Guarantor shall and will forthwith upon demand pay such sums and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts, and take all other actions necessary to cure such default and perform such obligations of Tenant.
6.The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise.
7.Guarantor hereby waives and agrees not to assert or take advantage of to the extent permitted by law: (i) all notices of the acceptance of this Guaranty or the creation, renewal, extension, assignment, modification or accrual of any of the obligations owed to Landlord under the Lease and, except to the extent set forth in Section 9 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) notice of acceptance of this Guaranty; (iii) demand of payment, presentation and protest; (iv) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; (v) intentionally omitted; (vi) any right or defense that may arise by reason of the incapability, lack of authority, death or disability of Tenant or any other person; (vii) intentionally omitted, and (viii) any other rights and defenses that are or may become available to Guarantor by reason of Sections 2787 through 2855, inclusive, of the California Civil Code. Guarantor further agrees that Landlord may enforce this Guaranty upon the occurrence of a default under the Lease which default continues beyond any applicable notice and cure period under the Lease, notwithstanding any dispute between Landlord and Tenant with respect to the existence of said default or performance of the obligations under the Lease or any counterclaim, set-off or other claim which Tenant may allege against Landlord with respect thereto. Moreover, Guarantor agrees that Guarantor's obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety (other than payment in full of all amounts due by under the Lease and performance of all of Tenant's obligations under the Lease).
8.Guarantor agrees that Landlord may enforce this Guaranty without the necessity of proceeding against Tenant or any other guarantor. Guarantor hereby waives the right to require Landlord to proceed against Tenant, to proceed against any other guarantor, to exercise any right or remedy under the Lease or to pursue any other remedy or to enforce any other right.
9.(a)    Guarantor agrees that nothing contained herein shall prevent Landlord from suing on the Lease or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under California Civil Code § § 2809, 2810, 2815, 2819, 2821, 2822, 2824, 2839, 2845, 2847, 2848, 2849, 2850, 2855, 2899 and 3433, and the second sentence of California Civil Code § 2822(a). In addition, each Guarantor agrees that Landlord (not Tenant) shall have the right to designate the portion of Tenant's obligations under the Lease that is satisfied by a partial payment by Tenant.
(b)Guarantor agrees that Guarantor shall have no right of subrogation against Tenant or any right of contribution against any other guarantor unless and until all amounts due under the Lease have been paid in full and all other obligations under the Lease have been satisfied. Guarantor further agrees that, to the extent the waiver of Guarantor's rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant, and any rights of contribution Guarantor may have against any other guarantor shall be junior and subordinate to any rights Landlord may have against such other guarantor.
(c)The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which

EXHIBIT F

Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim except that Guarantor reserves unto itself all sums to which Guarantor may be entitled in excess of the amount of the obligations of Tenant under the Lease guaranteed by Guarantor hereunder. Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant's obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced except that Guarantor reserves unto itself all sums to which Guarantor may be entitled in excess of the amount of the obligations of Tenant under the Lease guaranteed by Guarantor hereunder) shall be included in Guarantor's obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor's right to receive any payments from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise except that Guarantor reserves unto itself all sums to which Guarantor may be entitled in excess of the amount of the obligations of Tenant under the Lease guaranteed by Guarantor hereunder.
10.Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if hand-delivered or sent by first-class mail, postage pre- paid, addressed to the other party at its respective address set forth below, and shall be deemed to have been given, rendered or made on the day it is hand-delivered or one day after it is mailed, unless it is mailed outside of Los Angeles County, California, in which case it shall be deemed to have been given, rendered or made on the third business day after the day it is mailed. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it.

To Guarantor:	Exact Sciences Corporation
441 Charmany Drive
Madison, WI 53719
Attn: Chief Financial Officer

With copy to:

Exact Sciences Corporation
441 Charmany Drive
Madison, WI 53719
Attn: General Counsel

To Landlord:	HCP LS Redwood City, LLC
c/o HCP, Inc.
1920 Main Street, Suite 1200
Irvine, CA 92614
Attention: Legal Department

and:

HCP LS Redwood City, LLC
c/o HCP Life Science Estates
950 Tower Lane, Suite 1650
Foster City, CA 94404

and

EXHIBIT F

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars
Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.
11.Guarantor represents and warrants to Landlord as follows:
(a)No consent of any other person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against such Guarantor in accordance with its terms.
(b)The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor's assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor's property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract, or other agreement, instrument or undertaking.
12.The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same relative solely to Guarantor.
13.This Guaranty shall be binding upon Guarantor, Guarantor's heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his separate property for the satisfaction of all obligations herein guaranteed. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.
14.The term "Landlord" whenever used herein refers to and means the Landlord specifically named in the Lease and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord's interest in or to the Premises (as that term is used in the Lease) or the rents, issues and profits therefrom, or in, to or under the Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord's interest in the Premises or under the Lease shall affect the continuing obligations of Guarantor under this Guaranty, which obligations shall continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, or any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.
15.The term "Tenant" whenever used herein refers to and means the Tenant in the Lease specifically named and also any assignee of said Lease and also any successor to the interests of said Tenant or assignee of such Lease or any part thereof, whether by assignment or otherwise.
16.In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty and Landlord is the prevailing party in such dispute or litigation, Guarantor shall be obligated to pay all charges, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment.

EXHIBIT F

17.This Guaranty shall be governed by and construed in accordance with the laws of the State of California, and in a case involving diversity of citizenship, shall be litigated in and subject to the jurisdiction of the courts of California.
18.Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.
19.This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and re-attached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.
20.No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
21.This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord.
22.The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.
IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

EXACT SCIENCES CORPORATION,
a Delaware corporation

By:	/s/ Kevin Conroy

Name:	Kevin Conroy

CEO
12/26/2019

EXHIBIT F

LEASE

SEAPORT CENTRE

HCP LS REDWOOD CITY, LLC,
a Delaware limited partnership
as Landlord,
and
GENOMIC HEALTH, INC.,
a Delaware corporation
as Tenant.

EXHIBITS

A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	FORM OF TENANT'S ESTOPPEL CERTIFICATE
E	ENVIRONMENTAL QUESTIONNAIRE
F	FORM OF GUARANTY OF LEASE

(i)

INDEX

Page(s)

Abatement Event	18
Advocate Arbitrators	6
Alterations	22
Base Building	21, 35
Base Rent	7
Brokers	40
Building	4
Common Areas	5
Comparable Buildings	6
Contemplated Effective Date	29
Contemplated Transfer Space	28
Direct Expenses	8
Eligibility Period	18
Emergency	22
Estimate	12
Estimate Statement	12
Estimated Direct Expenses	12
Existing Hazardous Materials	15
Expense Year	8
Force Majeure	39
Intention to Transfer Notice	28
Landlord	1
Landlord Parties	23
Lease	1
Lease Commencement Date	5
Lease Expiration Date	5
Lease Term	5
Lease Year	5
Lines	34
Mail	39
Management Fee Cap	11
Net Worth	30
Neutral Arbitrator	7
Nine Month Period	29
Notices	39
Objectionable Name	35
Operating Expenses	8
Option Rent	6
Original Improvements	24
Outside Agreement Date	6
Premises	4
Project,	4
Replacement Unit	20
Security Deposit	34
Service Contract	20
Sign Specifications	35
Statement	12
Subject Space	27
Summary	1
Tax Expenses	11

(ii)

Page(s)

Tenant	1
Tenant Work Letter	4
Tenant's Share	12
Transfer Notice	27
Transferee	27

(iii)

EXHIBIT B
SUBLEASE PREMISES

Exhibit B
Pulmonx Sublease for 200 Chesapeake Drive,
Redwood City, CA
Hatched area = ~8,091 SF

EXHIBIT C
WIRE INSTRUCTIONS
Credit Bank:
Bank of America
530 Lytton Avenue, Suite 101
Palo Alto, CA 94301-1539
Under Swift Code:
BOFAUS3N
For Credit of:
Genomic Health, Inc.
301 Penobscot Drive, Redwood City, CA 94063
Routing #:
121000358
Account #:
1499528735

101 Galveston Drive
Redwood City, CA 94063

April 9, 2020

VIA FEDERAL EXPRESS
HCP LS Redwood City, LLC	HCP LS Redwood City, LLC
c/o HCP, Inc.	c/o HCP Life Science Estates
1920 Main Street, Suite 1200	950 Tower Lane, Suite 1650
Irvine, CA 92614	Foster City, CA 94404
Attention: Legal Department
Allen Matkins Leck Gamble Mallory &
Natsis LLP
1901 Avenue of the Starts, Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.
Re:    Sublease of Premises at 200 Chesapeake Drive, Redwood City, CA
Dear Ladies and Gentlemen:
Genomic Health, Inc. (“GHI”) desires to sublease to Pulmonx Corporation (“Pulmonx”) approximately eight thousand ninety-one (8,091) rentable square feet of GHI’s leased premises located at 200 Chesapeake Drive in Redwood City, California. A copy of the Sublease entered into by GHI and Subtenant Pulmonx is enclosed herewith for your review (the “Sublease”). Pulmonx will be using the Sublease Premises in a manner consistent with the uses permitted under the master lease entered into by HCP LS Redwood City, LLC and GHI covering the premises referred to above. GHI hereby requests that HCP LS Redwood City, LLC (“Master Landlord”) consent to the subletting referred to in the enclosed Sublease.
The term of the subject Sublease is scheduled to commence on June 1, 2020, subject to Master Landlord’s consent to the Sublease. Pulmonx desires to take occupancy of the Sublease Premises prior to June 1, 2020, and may desire to commence construction of certain alterations, additions or improvements to the Sublease Premises prior to the scheduled commencement date of the Sublease. GHI also hereby requests that Pulmonx and its agents, employees and contractors be allowed to enter the Sublease Premises prior to June 1, 2020, to install its furniture and furnishings and to construct or install certain alterations, additions or improvements in the Subleased Premises, including, without limitation, telephone and telecommunications systems. All such construction and installation of alterations, additions and improvements in the Subleased Premises will be subject to Master Landlord’s approval.

ExactSciences.com

101 Galveston Drive
Redwood City, CA 94063

Please advise us if there is any further information you need in order to evaluate GHI’s request for consent to the subletting referred to above.

Very truly yours,

GENOMIC HEALTH, INC
a Delaware corporation

By:	/s/ Scott Coward
Name:	Scott Coward
Title:	Secretary

ExactSciences.com